SCHEDULE 14A
(Rule 14-101)
INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a party other than the Registrant ☐

Check the appropriate box:

☐       Preliminary Proxy Statement
☐        Confidential, for the use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒        Definitive Proxy Statement
☐        Definitive Additional Materials
☐        Soliciting Material Pursuant to §240.14(a)-12

COMMERCE ONE, INC.
(Name of Registrant as Specified in its Charter)

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One Market Street, Steuart Tower, Suite 1300
San Francisco, CA 94105

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on August 19, 2004 at 9:00 a.m. P.D.T.

Dear Stockholders:

We cordially invite you to attend our 2004 Annual Meeting of Stockholders. The meeting will be held on Thursday, August 19, 2004 at 9:00 a.m. P.D.T. at the World Trade Club of San Francisco, One Ferry Plaza, San Francisco, California 94111, for the following purposes:

1. To elect two Class II directors of Commerce One to serve a term of three years and hold office until their respective successors have been elected and qualified or until their earlier resignation or removal. Commerce One's Board of Directors intends to present the following nominees for election as directors:

John V. Balen
Kenneth C. Gardner

2. To approve the grant of discretionary authority to the Board of Directors to amend the Company's Restated Certificate of Incorporation to effect a reverse stock split of the Company's issued common stock at any time prior to December 31, 2004, at any one of the following ratios (the exact ratio to be determined by the Board of Directors): one-for-five; one-for-six; one-for-seven; one-for-eight; one-for-nine; or one-for-ten.

3. To approve amendments to the Company's 1997 Incentive Stock Option Plan to increase the number of shares available for issuance by 1,000,000 (subject to adjustment in connection with the proposed reverse stock split discussed above) and to remove the limit, previously included for purposes of compliance with section 162(m) of the United States Internal Revenue Code, on the number of options that may be granted to any single employee, director or consultant.

4. To ratify the selection of BDO Seidman, LLP as the Company's independent public auditors for the fiscal year ending December 31, 2004.

5. To transact other business properly coming before the Annual Meeting or any related adjournments or postponements.

These proposals are discussed in more detail in the attached Proxy Statement. Please read the attached Proxy Statement carefully. Only stockholders who owned shares of our common stock or Series B preferred stock at the close of business on June 28, 2004 are entitled to attend and vote at the meeting or any adjournment of the meeting. A complete list of the stockholders of record of the Company on June 28, 2004 will be available at our principal executive offices at One Market Street, Steuart Tower, Suite 1300, San Francisco, California prior to the meeting.

We will report on our performance in 2003 and answer your questions following the meeting.

In addition to mailing a proxy card or attending the meeting, all stockholders may also vote using the Internet or by telephone. Simply follow the instructions on your proxy card. We encourage you to vote on the Internet because it is the least expensive way for us to process your vote. In addition, we intend to have our Proxy Statement and Annual Report on Form 10-K available on the Internet at www.commerceone.com/investors.

Voting materials, which include this Proxy Statement, the Proxy Card and Commerce One's Annual Report on Form 10-K for the year ended December 31, 2003, as amended, will be mailed to stockholders on or about July 15, 2004.

By Order of the Board of Directors,

Beth A. Frensilli
Secretary

San Francisco, California
July 15, 2004

Whether or Not You Plan to Attend the Meeting, Please Complete, Sign, Date and Return the
Accompanying Proxy Card in the Enclosed Self-Addressed, Stamped Envelope
or Vote using the Internet or Phone.

COMMERCE ONE, INC.

One Market Street, Steuart Tower, Suite 1300

San Francisco, CA 94588

PROXY STATEMENT

Our Board of Directors is soliciting proxies for the 2004 Annual Meeting of Stockholders to be held on Thursday, August 19, 2004 at 9:00 a.m. P.D.T. at the World Trade Club of San Francisco, One Ferry Plaza, San Francisco, California. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters before the meeting.

Questions and Answers

Q: Why am I receiving this Proxy Statement?

A: This Proxy Statement describes proposals on which we would like you, as a stockholder, to vote. It also gives you information on these proposals so that you can make an informed decision.

Q: Who can vote at the Annual Stockholders Meeting?

A: Stockholders who owned common stock or Series B preferred stock as of the close of business on June 28, 2004, the record date, may attend and vote at the Annual Meeting. Each share of common stock is entitled to one vote. Each share of Series B preferred stock is entitled to the number of votes equal to the whole shares of common stock into which the share of Series B preferred stock is convertible, but subject to the limits discussed below in the question entitled "Are there any specifications or limitations on how the Series B preferred stock can vote?" There were 36,681,242 shares of common stock and 100,000 shares of Series B preferred stock outstanding on June 28, 2004. As of the June 28, 2004 record date, each share of Series B preferred stock is convertible into approximately 46.69 shares of common stock. Information about the stockholdings of our directors and executive officers begins at page 29 of this Proxy Statement.

Q: Are there any specifications or limitations on how the Series B preferred stock can vote?

A: On any matter presented to the stockholders of Commerce One for their action or consideration at any meeting of stockholders, each holder of outstanding Series B preferred stock shall be entitled to the number of votes equal to the number of whole shares of common stock into which the preferred shares are convertible, subject to the limitation that the holder of Series B preferred stock can only vote a maximum of 4.99% of the common stock that would be outstanding immediately after the conversion of the Series B preferred stock into shares of common stock. As a result, as of the record date, the holder of the shares of Series B preferred stock is entitled to an aggregate of 1,400,267 votes.

Q: What is the proxy card?

A: The proxy card enables you to appoint Mark B. Hoffman and Beth A. Frensilli as your representatives at the Annual Meeting. By completing and returning the proxy card, you are authorizing Mr. Hoffman and Ms. Frensilli to vote your shares at the meeting, as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, it is a good idea to complete and return your proxy card before the meeting date just in case your plans change.

If a proposal comes up for vote at the meeting that is not on the proxy card, Mr. Hoffman and Ms. Frensilli will vote your shares, under your proxy, according to their best judgment.

Q: What am I voting on?

A: You are being asked to vote on:

  the election of two directors;

  a grant of discretionary authority to the Board of Directors to amend our Restated Certificate of Incorporation to effect a reverse stock split of our common stock at any time prior to December 31, 2004, at any one of the following ratios (the exact ratio to be determined by the Board of Directors): one-for-five; one-for-six; one-for-seven; one-for-eight; one-for-nine; or one-for-ten;

  amendments to our 1997 Incentive Stock Option Plan; and

  the ratification of our selection of BDO Seidman as our independent public auditors.

The section titled "Proposals To Be Voted On" beginning on page 11 of this Proxy Statement gives you more information on these proposals.

We will also transact any other business that properly comes before the meeting.

Q: How do I vote?

A: (1) You may vote by mail.

You do this by completing, signing and dating your proxy card and returning it in the enclosed, postage-paid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted:

  as you instruct; and

  according to the best judgment of Mr. Hoffman and Ms. Frensilli if any other matter comes up for vote at the meeting that is not on the proxy card.

If you return a signed card, but do not provide voting instructions, your shares will be voted:

  for the two named nominees for directors;

  for the grant of discretionary authority to amend the Restated Certificate of Incorporation to effect a reverse stock split;

  for the amendments to our 1997 Incentive Stock Option Plan;

  for ratification of the selection of BDO Seidman, as our independent public auditors; and

  according to the best judgment of Mr. Hoffman and Ms. Frensilli if any other matter comes up for a vote at the meeting that is not on the proxy card.

(2) You may vote by telephone or using the Internet.

You do this by following the "vote by telephone" or the "vote on the Internet" instructions that came with your proxy card. If you vote by telephone or on the Internet, you need not mail your proxy card.

There are separate arrangements for using the telephone and Internet depending on whether your shares are registered in Commerce One's stock records in your name or in the name of a brokerage firm or bank. You should check your proxy card or voting instructions forwarded by your broker, bank or other holder of record to see which options are available.

The Internet and telephone procedures described below for submitting your proxy or voting instructions are designed to authenticate stockholders' identities, to allow stockholders to have their shares voted and to confirm that their instructions have been properly recorded. Stockholders submitting proxies or voting instructions via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that would be borne by the stockholder.

Shares Registered Directly in the Name of the Stockholder.

Stockholders with shares registered directly with Commerce One in their name (stockholders of record) may submit their proxies:

  by making a toll-free telephone call from the United States and Canada to EquiServe at (877) 779-8683, or outside the United States and Canada at (201) 638-8073; or

  through the Internet by visiting a website established for that purpose at www.eproxyvote.com/cmrc and following the instructions set forth on this website.

Proxies submitted by telephone or through the Internet as described above must be received by 11:59 p.m. E.D.T. on August 18, 2004.

Shares Registered in the Name of a Brokerage Firm or Bank (shares in street name).

If you hold your shares in "street name," a number of brokerage firms and banks that may hold your shares are participating in a program provided through ADP Investor Communications that offers telephone and Internet voting options. Holding shares in "street name" means you hold them through a brokerage firm, bank or other nominee, and therefore the shares are not held in your individual name. The ADP program for shares held in street name is different from the program provided by EquiServe for shares registered in the name of the stockholder. If your shares are held in an account at a brokerage firm or bank participating in the ADP Program, you may vote those shares by calling the telephone number which appears on your voting form or through the Internet in accordance with instructions set forth on the voting form.

(3) You may vote in person at the meeting.

We will pass out written ballots to anyone who wants to vote at the meeting. However, if you hold your shares in "street name," you must bring to the meeting a "legal proxy" from the broker, bank or other nominee holding your shares that confirms your beneficial ownership of the shares and gives you the right to vote your shares.

We encourage you to examine your proxy card closely to make sure you are voting all of your shares in Commerce One.

Q: What does it mean if I receive more than one proxy card?

A: You may have multiple accounts listed with the transfer agent and/or with brokerage firms. Please sign and return all proxy cards to ensure that all of your shares are voted.

Q: What if I change my mind after I return my proxy?

A: You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

  sending a written notice to the Secretary of the Company at One Market Street, Steuart Tower, Suite 1300, San Francisco, California 94105 stating that you would like to revoke your proxy of a particular date;

  signing another proxy with a later date and returning it before the polls close at the meeting;

  voting by telephone or on the Internet before 11:59 E.D.T. on August 18, 2004 (your latest telephone or Internet vote is counted); or

  attending the Annual Meeting and voting in person.

Please note, however, that if your shares are held in street name by a brokerage firm, bank or other nominee, you must instruct your broker, bank or other nominee that you wish to change your vote by following the procedures on your voting form. If your shares are held in street name and you wish to attend the meeting and vote at the meeting, you must bring to the meeting a legal proxy from the broker, bank or other nominee holding your shares, confirming your beneficial ownership of the shares and giving you the right to vote your shares.

Q: Will my shares be voted if I do not sign and return my proxy card?

A: (1) If your shares are held in street name, your brokerage firm, under certain circumstances, may vote your shares. The circumstances under which a broker may vote shares which are held in street name are described more fully under the question below entitled, "What is a "broker nonvote" and what impact do broker nonvotes have on the votes taken at the stockholder meeting?"

(2) If your shares are in your name and you do not sign and return your proxy card or vote by telephone or using the Internet, your shares will not be voted unless you vote in person at the meeting.

Q: How can I vote on each proposal?

A: You may vote:

  either "for" each director nominee or "withhold" your vote from any one or more of the nominees;

  "for," "against," or "abstain" for all other proposals.

Q: How many stockholders are needed either in person or by proxy to hold the meeting?

A: To hold the meeting and conduct business, a majority of the Company's outstanding shares entitled to vote as of the close of business on June 28, 2004 must be present at the meeting. This is called a quorum.

Shares are counted as present at the meeting if the stockholder either:

  is present and votes in person at the meeting; or

  has properly submitted a proxy card (including voting by telephone or using the Internet).

Shares voted "for all" or "for all except" in connection with the election of directors and shares voted "for", "against" or "abstain" for all other proposals are counted as present in person or by proxy.

Q: What effect does an abstention have on the votes taken at the stockholder meeting?

A: Other than in the case of the election of directors, in which case an abstention has no effect on the outcome, abstentions generally have the same effect as a vote against a proposal. See also the impact of broker nonvotes in establishing a quorum in the answer to the question below entitled "What is a "broker nonvote" and what impact do broker nonvotes have on votes taken at the stockholder meeting?".

Q: What is a "broker nonvote" and what impact do broker nonvotes have on the votes taken at the stockholder meeting?

A: Under the rules of the New York Stock Exchange, a bank, broker or other nominee may exercise discretionary authority to vote shares for the election of directors or for the ratification of our auditor if specific instructions are not received from the holder of the shares. However, on any non-routine matters, such as the proposals relating to the amendment to our Restated Certificate of Incorporation to effect the reverse stock split and the amendments to the 1997 Incentive Stock Option Plan, brokers may not exercise discretionary authority.

A "broker nonvote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner as to how to vote such shares. The broker nonvotes generally would count to establish a quorum for the meeting, but would not be counted for or against proposals requiring a plurality vote, such as Proposal 1. Similarly, broker nonvotes would not be counted for or against proposals requiring the approval of a majority of shares present in person or by proxy and entitled to vote with respect to such matter, such as Proposals 3, 4 and 5.

However, broker nonvotes will count as a vote against in the case of Proposal 2. Delaware law requires Proposal 2 (the approval of discretionary authority to the Board of Directors to amend Commerce One's Restated Certificate of Incorporation to effect a reverse stock split) to be approved by the holders of a majority of Commerce One's outstanding shares entitled to vote, and not merely the approval of the majority of the votes present and entitled to vote. As a result, broker nonvotes will have the same effect as a vote against proposal 2.

Q: How many votes must the nominees have to be elected as directors?

A: The two nominees receiving the highest number of "yes" votes from the shares of the common stock and Series B preferred stock (voting on an as converted to common stock basis) will be elected as directors. This number is called a plurality. Since the directors are elected by a plurality, abstentions and broker nonvotes will have no effect on the outcome of the election of directors.

Q: What happens if the nominees are unable to stand for re-election?

A: The Board may, by resolution, reduce the number of directors or designate substitute nominees. In the event of a substitution, if you have completed and returned your proxy, Mr. Hoffman and Ms. Frensilli can vote your shares for substitute nominees. They cannot vote for more than two nominees.

Q: How many votes are required to approve the grant of discretionary authority to amend the Restated Certificate of Incorporation?

A: A majority of the shares of common stock and Series B preferred stock (voting on an as converted to common stock basis) outstanding as of the record date and entitled to vote, voting together as a single class.

Q: How many votes are required to approve the amendments to our 1997 Incentive Stock Option Plan?

A: A majority of the shares of common stock and Series B preferred stock (voting on an as converted to common stock basis) present in person or by proxy at the meeting and entitled to vote, voting together as a single class.

Q: How many votes are required to ratify the appointment of BDO Seidman?

A: A majority of the shares of common stock and Series B preferred stock (voting on an as converted to common stock basis) present in person or by proxy at the meeting and entitled to vote, voting together as a single class.

Q: Is my vote kept confidential?

A: Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

Q: Where do I find the voting results of the meeting?

A: We will announce preliminary voting results at the meeting. We will publish the final results in our quarterly report on Form 10-Q for the third quarter of 2004. We will file that report with the SEC, and you can get a copy by calling the SEC at (800) SEC-0330 for location of the nearest public reference room, or through the internet at www.sec.gov or www.commerceone.com.

Q: Who can help answer my questions?

A: You can call Todd Hagen, Commerce One's interim chief financial officer, at (415) 644-8700 with any questions about proposals described in this Proxy Statement or how to execute your vote.

PROPOSALS TO BE VOTED ON

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Nominees for re-election this year as Class II directors for a three-year term ending in 2007 are:

John V. Balen
Kenneth C. Gardner

Each nominee is presently a director of the Company and has consented to serve a new three-year term. Information about each of these director nominees is contained in the section titled "The Board of Directors" beginning on page 25 of this Proxy Statement.

Vote Required

The two nominees receiving the highest number of "yes" votes from the shares of the common stock and Series B preferred stock (voting on an as converted to common stock basis) will be elected as directors. Since directors are elected by a plurality, abstentions and broker non-votes will have no effect on the outcome of the election of directors.

Recommendation of Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED ABOVE.

PROPOSAL NO. 2: PROPOSAL TO APPROVE GRANT OF DISCRETIONARY AUTHORITY TO THE BOARD OF DIRECTORS TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK AT ANY TIME PRIOR TO DECEMBER 31, 2004, AT ANY ONE OF THE FOLLOWING RATIOS (THE EXACT RATIO TO BE DETERMINED BY THE BOARD OF DIRECTORS): ONE-FOR-FIVE; ONE-FOR SIX; ONE-FOR-SEVEN; ONE-FOR-EIGHT; ONE-FOR-NINE; OR ONE-FOR-TEN

General

In order to reduce the number of shares of common stock outstanding for the purposes described below, the Board of Directors has unanimously adopted a resolution seeking stockholder approval to grant the Board of Directors authority to amend Commerce One's Restated Certificate of Incorporation to effect a reverse split of the outstanding shares of Commerce One's common stock (the "Reverse Stock Split"). A draft copy of the amendment to Commerce One's Restated Certificate of Incorporation is attached as Appendix A. The ratio of the Reverse Stock Split that the Board of Directors approved and deemed advisable and for which it is seeking stockholder approval is in the range from one-for-five to one-for-ten, with the exact ratio to be established within this range by the Board of Directors in its sole discretion at the time it elects to effect a reverse split. Approval of this proposal by the stockholders shall constitute approval of six separate amendments to the Company's Restated Certificate of Incorporation to effect a Reverse Stock Split at any one of the following ratios each of which has been approved and deemed advisable by the Board of Directors: one-for-five; one-for-six; one-for-seven; one-for-eight; one-for-nine; or one-for-ten. Each of these amendments has been approved by the Board of Directors. Approval of this proposal by the stockholders would give the Board of Directors authority to implement the Reverse Stock Split at any one of the ratios at any time it determined prior to December 31, 2004. However, the Board of Directors would not have the authority to implement more than one Reverse Stock Split. In addition, approval of this proposal would also give the Board of Directors authority to decline to implement a Reverse Stock Split prior to such date or at all.

If the stockholders approve this proposal and the Board of Directors decides to implement the Reverse Stock Split, Commerce One will amend its Restated Certificate of Incorporation to effect a reverse split of the shares of Commerce One's common stock then issued and outstanding at the specific ratio determined by the Board of Directors. The Reverse Stock Split, if implemented, would not change the number of authorized shares of common stock or preferred stock or the par value of Commerce One's common stock or preferred stock. Except for any changes as a result of the treatment of fractional shares, each stockholder will hold the same percentage of common stock outstanding immediately prior to the Reverse Stock Split as such stockholder did immediately prior to the split. In accordance with the Certificate of Designations, Preferences and Rights of the Series B Convertible Preferred Stock of Commerce One, the ratio for converting Series B preferred stock into common stock will be appropriately adjusted to reflect the Reverse Stock Split of the common stock. Based on the ratio selected for the Reverse Stock Split, proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants entitling the holders thereof to purchase shares of Commerce One common stock, which will result in approximately the same aggregate price being required to be paid for such options or warrants upon exercise of such options or warrants immediately preceding the Reverse Stock Spilt.

The Board of Directors also believes that stockholder approval of six potential exchange ratios (rather than a single exchange ratio) provides the Board of Directors with the necessary flexibility to achieve the desired results of the Reverse Stock Split. To effect the Reverse Stock Split, the Board would set the timing for such a split and select the specific ratio from among the six ratios set forth herein. No further action on the part of stockholders will be required to either implement or abandon the Reverse Stock Split. If the proposal is approved by stockholders, and the Board of Directors determines to implement any of the Reverse Stock Split ratios, Commerce One would communicate to the public, prior to the effective date of the Reverse Stock Split, additional details regarding the Reverse Stock Split, including the specific ratio the Board of Directors selects. If the Board of Directors does not implement the Reverse Stock Split prior to December 31, 2004, the authority granted in this proposal to implement the Reverse Stock Split will terminate.

Purpose

The Board of Directors seeks authority to implement a Reverse Stock Split for the following reasons:

  The Board of Directors believes a higher stock price may help generate investor interest in Commerce One and help Commerce One attract and retain employees and other service providers; and

  The Board of Directors believes a Reverse Stock Split may be the most effective means of avoiding a potential de-listing of Commerce One's common stock from the Nasdaq National Market ("Nasdaq").

Potential Increased Investor Interest. On June 17, 2004, Commerce One's common stock closed at $0.83 per share. In approving the Reverse Stock Split, the Board of Directors considered that Commerce One's common stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. Also, the Board of Directors believes that most investment funds are reluctant to invest in lower priced stocks.

The Board of Directors further believes that a higher stock price would help Commerce One attract and retain employees and other service providers. The Board of Directors believes that some potential employees and service providers are less likely to work for a company with a low stock price, regardless of size of the company's market capitalization. If the Reverse Stock Split successfully increases the per share price of Commerce One's common stock, the Board of Directors believes this increase will enhance Commerce One's ability to attract and retain employees and service providers.

Nasdaq Listing. Commerce One's common stock is quoted on Nasdaq under the symbol "CMRC." If our stock trades below one dollar, as it has in recent months, then we could be at risk of violating the Nasdaq minimum closing bid price rule. In particular, if our stock were to trade below one dollar for thirty consecutive trading days, and subsequently did not trade at or above one dollar per share for ten consecutive trading days during the following 180 calendar days, our stock could be de-listed by Nasdaq.

The Board of Directors believes that maintaining Nasdaq listing may provide a broader market for Commerce One's common stock and facilitate the use of Commerce One's common stock in financing transactions. If the stockholders do not approve the Reverse Stock Split proposal and the stock price does not otherwise increase to greater than $1.00 per share, it is possible that our common stock could be de-listed from the Nasdaq.

The Board of Directors will consider a variety of factors in determining the appropriate ratio and timing of the Reverse Stock Split or whether to implement the Reverse Stock Split at all. The primary factor the Board of Directors will consider is the Company's stock price during the period following approval by the stockholders. The Board will balance the goal of achieving a stock price that is viewed as attractive to stockholders, will help attract and retain employees and will avoid Nasdaq de-listing against the risk of reducing the number of outstanding shares of common stock by an amount that will reduce the liquidity in the shares of common stock that remain outstanding following the Reverse Stock Split. In this regard, the Board of Directors is contemplating a stock price as a result of the Reverse Stock Split of between $4.00 and $8.00 per share. However, we cannot assure you that our Board of Directors will ultimately select a price within this range or that our stock will trade in the range selected by the Board following the Reverse Stock Split or ever. Given the factors being considered, the Board may still decide to implement a Reverse Stock Split even if one is not required to avoid Nasdaq de-listing.

There are Risks Associated with the Reverse Stock Split, including that the Reverse Stock Split may not Result in an Increase in the Per Share Price of Commerce One's common stock

We cannot predict whether the proposed Reverse Stock Split will increase the market price for Commerce One's common stock. The history of similar stock split combinations for companies in similar circumstances is varied. We cannot assure you that:

  the market price per new share of Commerce One common stock (the "New Shares") after the Reverse Stock Split will rise in proportion to the reduction in the number of old shares of Commerce One common stock (the "Old Shares") outstanding before the Reverse Stock Split;

  the Reverse Stock Split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks or at all;

  the Reverse Stock Split will result in a per share price that will increase Commerce One's ability to attract and retain employees and other service providers; and

  the market price per New Share will either exceed or remain in excess of the $1.00 minimum bid price as required by Nasdaq or that we will otherwise meet the requirements of Nasdaq for continued inclusion for trading on Nasdaq.

The market price of Commerce One's common stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is effected and the market price of Commerce One's common stock declines, the percentage decline as an absolute number and as a percentage of Commerce One's overall market capitalization may be greater than would occur in the absence of a Reverse Stock Split. Furthermore, liquidity of Commerce One's common stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split.

Principal Effects of the Reverse Stock Split

If approved and effected, the Reverse Stock Split will be effected simultaneously for all Commerce One's common stock and the exchange ratio will be the same for all of Commerce One's common stock. The Reverse Stock Split will affect all of Commerce One's stockholders uniformly and will not affect any stockholder's percentage ownership interests in Commerce One, except to the extent that the Reverse Stock Split results in any of Commerce One's stockholders owning a fractional share. Common stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

The following table illustrates approximately the effect of the Reverse Stock Split on the shares of the Company's common stock outstanding as of June 28, 2004:

Number of Shares of Common Stock
	Prior to Reverse Stock Split	One-for-Five Reverse Stock Split	One-for-Six Reverse Stock Split	One-for-Seven Reverse Stock Split	One-for-Eight Reverse Stock Split	One-for-Nine Reverse Stock Split	One-for-Ten Reverse Stock Split
Authorized	950,000,000	950,000,000	950,000,000	950,000,000	950,000,000	950,000,000	950,000,000
Issued and Outstanding	36,681,242	7,336,248	6,113,540	5,240,177	4,585,155	4,075,693	3,668,124
Available for Future Issuance	913,318,758	942,663,752	943,886,460	944,759,823	945,414,845	945,924,307	946,331,876

In the case of each potential reverse stock split, the percentage of our common stock that will be cashed out as a result of fractional shares is expected to be less than approximately two percent.

As of the June 28, 2004 record date, the Company had 1,619 holders of record of its common stock. Following a Reverse Stock Split at any of the proposed ranges, the Company expects to have more than 300 holders of record of its common stock (and a significantly greater number of beneficial holders). The Reverse Stock Split is not being effected as the first step in a going private transaction under Rule 13e-3 of the Securities Exchange Act of 1934 and is not the purpose for which we are effecting the Reverse Stock Split. However, we cannot assure you that neither we nor any of our affiliates will not take steps in the future that will result in a going private transaction under Rule 13e-3.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

If the Board of Directors is provided authority to implement a Reverse Stock Split, and if the Board of Directors still believes that the Reverse Stock Split is in the best interests of the Company and its stockholders, the Company will file a Certificate of Amendment to effect the Reverse Stock Split with the Secretary of State of the State of Delaware at such time as the Board of Directors has determined the appropriate ratio and effective time for such split.

The Reverse Stock Split will become effective on the "Split Effective Date." Beginning on the Split Effective Date, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares. As soon as practicable after the Split Effective Date, stockholders will be notified that the Reverse Stock Split has been effected. The Company expects that its transfer agent will act as exchange agent (the "Exchange Agent") for purposes of implementing the exchange of stock certificates. Holders of Old Shares will be asked to surrender to the Exchange Agent certificates representing Old Shares in exchange for certificates representing New Shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by the Company. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the Exchange Agent. Any Old Shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, will automatically be exchanged for New Shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders of record who otherwise would be entitled to receive fractional shares because they hold a number of Old Shares not evenly divisible by the number of Old Shares for which each New Share is to be exchanged, will be entitled, upon surrender to the Exchange Agent of certificates representing such shares, to a cash payment in lieu thereof at a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the common stock, as reported in the Wall Street Journal, on the last trading day prior to the Split Effective Date (or if such price is not available, the average of the last bid and asked prices of the common stock on such day or other price determined by the Board of Directors). Alternatively, Commerce One will have the option to aggregate the fractional interests the stockholders would otherwise be entitled to receive, and sell such shares on the Nasdaq through the Exchange Agent, in which case Commerce One's stockholders will receive a check in the amount of the net proceeds from the sale of their fractional interests on the market. The ownership of a fractional interest will not give the holder thereof any voting, dividend, or other rights except to receive payment therefore as described herein.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where the Company is domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the Split Effective Date may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by the Company or the Exchange Agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

Accounting Matters

The Reverse Stock Split will not affect the par value of Commerce One's common stock. As a result, on the Split Effective Date, the stated capital on Commerce One's balance sheet attributable to Commerce One's common stock will be reduced proportionately based on the Reverse Stock Split ratio selected by the Board of Directors and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of Commerce One's common stock will be increased because there will be fewer shares of Commerce One's common stock outstanding.

Potential Anti-Takeover Effect

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti- takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of Commerce One's Board of Directors or contemplating a tender offer or other transaction for the combination of Commerce One with another company), the Reverse Stock Split proposal is not being proposed in response to any effort of which we are aware to accumulate Commerce One's shares of common stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar amendments to Commerce One's Board of Directors and stockholders. Other than the Reverse Stock Split proposal, Commerce One's Board of Directors does not currently contemplate recommending the adoption of any other amendments to Commerce One's Restated Certificate of Incorporation that could be construed to affect the ability of third parties to take over or change control of Commerce One.

No Dissenter's Rights

Under the Delaware General Corporation Law, Commerce One's stockholders are not entitled to dissenter's rights with respect to the Reverse Stock Split, and we will not independently provide stockholders with any such right.

Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material federal income tax consequences of the Reverse Stock Split and does not purport to be a complete discussion of all of the possible federal income tax consequences of the Reverse Stock Split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the Old Shares were, and the New Shares will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (the ("Code") (generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder's own tax advisor with respect to the tax consequences of the Reverse Stock Split.

Other than the cash payments for fractional shares discussed below, no gain or loss should be recognized by a stockholder upon such stockholder's exchange of Old Shares for New Shares pursuant to the Reverse Stock Split. The aggregate tax basis of the New Shares received in the Reverse Stock Split (including any fraction of a New Share deemed to have been received) will be the same as the stockholder's aggregate tax basis in the Old Shares exchanged therefor. In general, stockholders who receive cash upon redemption of their fractional share interests in the New Shares as a result of the Reverse Stock Split will recognize capital gain or loss based on their adjusted basis in the fractional share interests redeemed. The stockholder's holding period for the New Shares will include the period during which the stockholder held the Old Shares surrendered in the Reverse Stock Split.

Commerce One's view regarding the tax consequences of the Reverse Stock Split is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should consult with his/her own tax advisor with respect to all of the potential tax consequences to him or her of the Reverse Stock Split.

Vote Required

A majority of the shares of common stock and Series B preferred stock (voting on an as converted to common stock basis) outstanding as of the record date and entitled to vote, voting together as a single class, will be required for approval of this proposal.

Recommendation of Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO GRANT DISCRETIONARY AUTHORITY TO THE BOARD OF DIRECTORS TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK AT ANY TIME PRIOR TO DECEMBER 31, 2004, AT ANY ONE OF THE FOLLOWING RATIOS (THE EXACT RATIO TO BE DETERMINED BY THE BOARD OF DIRECTORS): ONE-FOR-FIVE; ONE-FOR-SIX; ONE-FOR-SEVEN; ONE-FOR-EIGHT; ONE-FOR-NINE; OR ONE-FOR-TEN.

PROPOSAL NO. 3: APPROVAL OF AMENDMENTS TO THE 1997 INCENTIVE STOCK OPTION PLAN

Commerce One's board of directors and stockholders have previously adopted and approved its 1997 Incentive Stock Option Plan (the "1997 Plan"). A copy of the 1997 Plan is attached as Appendix B. A total of approximately 6,437,192 shares of common stock are presently reserved for issuance under the 1997 Plan, of which 2,587,399 shares remain available for issuance as of June 28, 2004. The Board of Directors has unanimously adopted a resolution seeking stockholder approval to amend the 1997 Plan to increase the authorized numbers of shares reserved for issuance under the 1997 Plan to approximately 7,437,192 shares, such that, if this proposal is approved, approximately 3,587,399 shares would remain available for future issuance under the 1997 Plan (which number will be adjusted to reflect the Reverse Stock Split if it occurs), and to delete Section 6(c) of the 1997 Plan.

Section 6(c) of the 1997 Plan provides as follows:

No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 100,000 shares.

The 1997 Plan defines "Service Provider" as an employee, director or consultant. As a result of Commerce One's previous stock splits and combinations, the maximum number of shares a Service Provider may be granted under in any fiscal year of the Company pursuant to Section 6(c) of the 1997 Plan currently is 60,000 shares. The limit was set in order to allow the 1997 Plan to be compliant with section 162(m) of the United States Internal Revenue Code, which provides that a company may not take a tax deduction for that portion of the annual compensation paid to an executive officer in excess of $1.0 million, unless certain exemption requirements are met. Because Commerce One has operated at a loss since inception, Commerce One has not been able to take advantage of tax deductions and does not believe that such qualification is beneficial to Commerce One at this time. Accordingly, on June 17, 2004, the Board of Directors approved an amendment to the 1997 Plan that will remove this limit on the number of options that may be granted to any employee or service provider under the 1997 Plan At the annual meeting, the stockholders are being asked to approve this amendment to the 1997 Plan.

With respect to the amendment to the 1997 Plan, Commerce One believes that grants of stock options have helped to motivate high levels of performance and provided an effective means of recognizing employee contributions. In addition, we believe that sizable option grants have played a central role in our ability to recruit and retain talented executive-level employees. Unfortunately, as the result of a steady decline of our stock price in recent years, the vast majority of stock options held by our employees are of no value because they were granted at prices significantly higher than our current trading price. This loss of value is of particular concern at the executive level, where stock option grants are an important feature of our executive compensation structure and principal means of retaining our leadership team. Further, as we seek to preserve our remaining cash resources, our ability to use salary increases, cash bonuses, or other cash incentives as a means of executive compensation has become extremely limited. As a result, Commerce One believes that it is beneficial to amend the 1997 Plan to eliminate the current cap under section 6(c) of the Plan and to increase the authorized number of shares reserved for issuance under the 1997 Plan in order to provide additional flexibility to allow the Company to create appropriate equity incentives for its employees and officers.

As of June 28, 2004, 2,587,399 shares were available for future grant under the 1997 Plan. Please refer to the table in the section entitled "Equity Compensation Plan Information" on page 38 for information on shares available for issuance under other Commerce One stock option plans. The shares available for future grant pursuant to the 1997 Plan will be available for issuance to Commerce One's employees and other service providers. Commerce One does not have any current commitment to issue any of the newly authorized shares in the 1997 Plan.

Description of the 1997 Plan

The essential terms of the 1997 Plan, as proposed to be amended, are as follows:

Purpose

The purpose of the 1997 Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants, and to promote the success of the Company's business. The 1997 Plan will continue in effect for a term of ten years until December 2007 unless terminated earlier pursuant to the terms of the 1997 Plan.

Stock Subject to the 1997 Plan

As of the date of this filing, the maximum aggregate number of shares of common stock that may be granted under the 1997 Plan is 6,437,192 shares (of which 2,587,399 shares remain available for issuance as of June 28, 2004), plus an annual increase to be added on the first day of each fiscal year equal to the least of (i) 750,000 shares, (ii) 5% of the outstanding shares on such date or (iii) a lesser amount determined by the board. If this proposal is approved by stockholders, then upon approval, the maximum aggregate number of shares of common stock that may be granted under the 1997 Plan will be 7,437,192, such that, if this proposal is approved, approximately 3,587,399 shares would remain available for issuance under the 1997 Plan, plus an annual increase to be added on the first day of each fiscal year equal to the least of (i) 750,000 shares (which number is automatically adjusted for any stock splits), (ii) 5% of the outstanding shares on such date or (iii) a lesser amount determined by the board. The shares may be authorized, but unissued, or reacquired common stock. If an option or stock purchase right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an option exchange program, the unexercised shares that were subject thereto will become available for future grant or sale under the 1997 Plan.

Administration

The 1997 Plan is administered by the administrator, which can be either the board of directors of Commerce One and/or the compensation committee of the board of directors. Subject to the provisions of the 1997 Plan, the administrator has the authority, in its discretion: (i) to determine the fair market value of the common stock of Commerce One; (ii) to select the employees, directors or consultants to whom options and stock purchase rights may be granted under the 1997 Plan; (iii) to determine the number of shares of common stock to be covered by each option and stock purchase right granted under the 1997 Plan; (iv) to approve forms of agreement for use under the 1997 Plan; (v) to determine the terms and conditions of any option or stock purchase right granted under the 1997 Plan such as the exercise price, the time or times when options or stock purchase rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions; (vi) to reduce the exercise price of any option or stock purchase right to the then current fair market value; (vii) to institute an option exchange program; (viii) to construe and interpret the terms of the 1997 Plan and awards granted pursuant to the 1997 Plan; (ix) to prescribe, amend and rescind rules and regulations relating to the 1997 Plan; (x) to modify or amend each option or stock purchase right; (xi) to allow optionees to satisfy withholding tax obligations by electing to have Commerce One withhold from the shares to be issued upon exercise of an option or stock purchase right that number of shares having a fair market value equal to the amount required to be withheld; (xii) to authorize any person to execute on behalf of Commerce One any instrument required to effect the grant of an option or stock purchase right previously granted by the administrator; and (xiii) to make all other determinations deemed necessary or advisable for administering the 1997 Plan.

Eligibility

All employees, directors and consultants are eligible to participate in the 1997 Plan. Stock options intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code may be granted only to employees. Nonstatutory stock options, which are options not intended to qualify as incentive stock options, and stock purchase rights may be granted to employees, directors and consultants of Commerce One.

Terms and Conditions of Options

Each option granted pursuant to the 1997 Plan is evidenced by a written stock option agreement between the optionee and Commerce One and is subject to the following terms and conditions:

Term of Option. The term of each option is stated in each option agreement. In the case of an incentive stock option, the term is ten years from the date of grant or such shorter terms as may be provided in the option agreement. In the case of an incentive stock option granted to an optionee who, at the time the incentive stock option is granted, owns stock representing more than ten percent of the total combined voting power of all classes of stock of Commerce One or any parent or subsidiary, the term of the incentive stock option is five years from the date of grant or such shorter term as may be provided in the option agreement.

Exercise Price. The per share exercise price for the shares to be issued pursuant to the exercise of an option is determined by the administrator, subject to the following: (i) in the case of an incentive stock option (A) granted to an employee who, at the time the incentive stock option is granted, owns stock representing more than ten percent of the voting power of all classes of stock of Commerce One or any parent or subsidiary, the per share exercise price may be no less than 110% of the fair market value per share on the date of grant and (B) granted to any employee other than an employee described in (A) immediately preceding, the per share exercise price may be no less than 100% of the fair market value per share on the date of grant; (ii) in the case of a nonstatutory stock option, the per share exercise price may be determined by the administrator; and (iii) in the case of a nonstatutory stock option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code, the per share exercise price may be no less than 100% of the fair market value per share on the date of grant. Notwithstanding the foregoing, options may be granted with a per share exercise price of less than 100% of the fair market value per share on the date of grant pursuant to a merger or other corporate transaction.

Waiting Period and Exercise Dates. At the time an option is granted, the administrator fixes the period within which the option may be exercised and determines any conditions that must be satisfied before the option may be exercised.

Form of Consideration. The administrator determines the acceptable form of consideration for exercising an option, including the method of payment. In the case of an incentive stock option, the administrator determines the acceptable form of consideration at the time of grant. Such consideration may consist entirely of cash, check, promissory note, other shares that (a) in the case of shares acquired upon exercise of an option, have been owned by the optionee for more than six months on the date of surrender, and (b) have a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which such option is exercised, consideration received by Commerce One under a cashless exercise program with an outside broker implemented in connection with the 1997 Plan, a reduction in the amount of any Commerce One liability to the optionee, including any liability attributable to the optionee's participation in any Commerce One-sponsored deferred compensation program or arrangement, any combination of the foregoing methods of payment, or any other consideration and method of payment for the issuance of shares to the extent permitted by applicable laws.

Exercise of Option. Any option granted under the 1997 Plan is exercisable according to the terms of the 1997 Plan and at such times and under such conditions as determined by the administrator and set forth in the option agreement. Unless the administrator provides otherwise, vesting of options granted under the 1997 Plan are tolled during any paid leave of absence that exceeds 90 days.

Termination of Relationship as a Service Provider. If an optionee ceases to be an employee or consultant, other than upon the optionee's death or disability, the optionee may exercise his or her option within such period of time as is specified in the option agreement to the extent that the option is vested on the date of termination (but in no event later than the expiration of the term of such option as set forth in the option agreement). In the absence of a specified time in the option agreement, the option remains exercisable for three months following the optionee's termination. If, on the date of termination, the optionee is not vested as to his or her entire option, the shares covered by the unvested portion of the option revert to the 1997 Plan. If, after termination, the optionee does not exercise his or her option within the time specified by the administrator, the option terminates, and the shares covered by such option revert to the 1997 Plan.

Disability of Optionee. If an optionee ceases to be an employee or consultant as a result of the optionee's disability, the optionee may exercise his or her option within such period of time as is specified in the option agreement to the extent the option is vested on the date of termination (but in no event later than the expiration of the term of such option as set forth in the option agreement). In the absence of a specified time in the option agreement, the option will remain exercisable for twelve months following the optionee's termination. If, on the date of termination, the optionee is not vested as to his or her entire option, the shares covered by the unvested portion of the option revert to the 1997 Plan. If, after termination, the optionee does not exercise his or her option within the time specified herein, the option will terminate, and the shares covered by such option revert to the 1997 Plan.

Death of Optionee. If an optionee dies while an employee, director or consultant, the option may be exercised within such period of time as is specified in the option agreement (but in no event later than the expiration of the term of such option as set forth in the option agreement), by the optionee's estate or by a person who acquires the right to exercise the option by bequest or inheritance, but only to the extent that the option is vested on the date of death. In the absence of a specified time in the option agreement, the option will remain exercisable for twelve months following the optionee's termination. If, at the time of death, the optionee is not vested as to his or her entire option, the shares covered by the unvested portion of the option will revert to the 1997 Plan. The option may be exercised by the executor or administrator of the optionee's estate or, if none, by the person(s) entitled to exercise the option under the optionee's will or the laws of descent or distribution. If the option is not so exercised within the time specified, the option terminates, and the shares covered by such option revert to the 1997 Plan.

Stock Purchase Rights

Rights to Purchase. Stock purchase rights may be issued either alone, in addition to, or in tandem with other awards granted under the 1997 Plan and/or cash awards made outside of the 1997 Plan. After the administrator determines that it will offer stock purchase rights under the 1997 Plan, it will advise the offeree in writing or electronically, by means of a notice of grant, of the terms, conditions and restrictions related at the offer, including the number of shares that the offeree will be entitled to purchase, the price to be paid (which may be zero), and the time within which the offeree must accept such offer. The offer will be accepted by execution of a restricted stock purchase agreement in the form determined by the administrator.

Repurchase Option. Unless the administrator determines otherwise, the restricted stock purchase agreement will grant Commerce One a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with Commerce One for any reason (including death or disability). The purchase price for shares repurchased pursuant to the restricted stock purchase agreement will be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to Commerce One. The repurchase option will lapse at a rate determined by the administrator.

Other Provisions. The restricted stock purchase agreement will contain such other terms, provisions and conditions not inconsistent with the 1997 Plan as may be determined by the administrator in its sole discretion.

Rights as a Stockholder. Once the stock purchase right is exercised, the purchaser will have the rights equivalent to those of a stockholder, and will be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of Commerce One.

Non-Transferability of Options and Stock Purchase Rights

Unless otherwise determined by the administrator, an option or stock purchase right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the optionee, only by the optionee.

Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale

Changes in Capitalization. Subject to any required action by the stockholders of Commerce One, the number of shares of common stock covered by each outstanding option and stock purchase right, and the number of shares of common stock that have been authorized for issuance under the 1997 Plan but as to which no options or stock purchase rights have yet been granted or that have been returned to the 1997 Plan upon cancellation or expiration of an option or stock purchase right, as well as the price per share of common stock covered by each such outstanding option or stock purchase right, will be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by Commerce One.

Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of Commerce One, the administrator will notify each optionee as soon as practicable prior to the effective date of such proposed transaction. The administrator in its discretion may provide for an optionee to have the right to exercise his or her option until ten days prior to such transaction as to all of the optioned stock covered thereby, including shares as to which the option would not otherwise be exercisable. In addition, the administrator may provide that any Commerce One repurchase option applicable to any shares purchased upon exercise of an option or stock purchase right will lapse as to all such shares, provided the proposed dissolution or liquidation take place at the time and in the manner contemplated. To the extent it has not been previously exercised, an option or stock purchase right will terminate immediately prior to the consummation of such proposed action.

Merger or Asset Sale. In the event of a merger of Commerce One with or into another corporation, or the sale of substantially all of the assets of Commerce One, each outstanding option and stock purchase right will be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option or stock purchase right, the optionee will fully vest in and have the right to exercise the option or stock purchase right as to all of the optioned stock, including shares as to which it would not otherwise be vested or exercisable. If an option or stock repurchase right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the administrator will notify the optionee in writing or electronically that the option or stock purchase right shall be fully vested and exercisable for a period of fifteen days from the date of such notice, and the option or stock purchase right shall terminate upon the expiration of such period.

Amendment and Termination of the 1997 Plan

The board of directors may at any time amend, alter, suspend or terminate the 1997 Plan; provided that Commerce One is required to obtain stockholder approval of any 1997 Plan amendment to the extent necessary and desirable to comply with applicable laws.

Federal Income Tax Consequences

Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee generally recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% stockholder of Commerce One. Commerce One is generally entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

Nonstatutory Stock Options. An optionee generally does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of Commerce One is subject to tax withholding by Commerce One. Commerce One is generally entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

Stock Purchase Rights. Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is generally purchased or awarded upon the exercise of a stock purchase right. At the time of purchase, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Internal Revenue Code. As a result, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when a stock ceases to be subject to a substantial risk of forfeiture. The stock will generally cease to be subject to a substantial risk of forfeiture when it is no longer subject to Commerce One's right to repurchase the stock upon the purchaser's termination of employment with Commerce One. At such times, the purchaser will recognize ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture.

The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period by timely filing an election pursuant to Section 83(b) of the Internal Revenue Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by Commerce One. Different rules may apply if the purchaser is also an officer, director, or 10% stockholder of Commerce One.

The foregoing is only a summary of the effect of federal income taxation upon optionees, holders of stock purchase rights, and Commerce One with respect to the grant and exercise of options and stock purchase rights under the 1997 Plan. It does not purport to be complete, and does not discuss the tax consequences of the employee or consultant's death or the provisions of the income tax laws of any municipality, state or foreign country in which the employee or consultant may reside.

Participation in the 1997 Incentive Stock Option Plan

The following table sets forth certain information regarding options under the 1997 Plan to purchase common stock issued during the fiscal year ended December 31, 2003 to each of the executive officers named in the Summary Compensation Table on page 35 who participated in the 1997 Plan, all current executive officers as a group, all current directors (who are not executive officers) as a group and all other current employees who participated in the 1997 Plan as a group:

Name of Individual and Position	Securities Underlying Options	Dollar Value ($)(1)
Mark B. Hoffman, Chairman, President & Chief Executive Officer	60,000	$ 0
Charles Boynton former Senior Vice President, Chief Financial Officer	60,000	$ 0
Andrew Hayden, former Senior Vice President, Global Services, Americas	60,000	$ 0
Kip Quackenbush, former Senior Vice President, Worldwide Sales	60,000	$ 0
Narry Singh, former Chief Strategy/Marketing Officer	60,000	$ 0
All current executive officers as a group	300,000	$ 0
All current directors (who are not executive officers)	60,000	$ 0
All other employees who participated in the 1997 Plan as a group (excluding consultants)	1,238,360	$ 0

________

(1) Calculated by determining the difference between the fair market value of the securities underlying the option at June 28, 2004 ($0.80 per share) and the exercise price of the option.

More information concerning stock option awards can also be found under the heading "Executive Compensation" beginning on page 35.

Vote Required

A majority of the shares of common stock and Series B preferred stock (voting on an as converted to common stock basis) present in person or by proxy at the meeting and entitled to vote, voting together as a single class, will be required for approval of this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE AMENDMENT OF THE 1997 INCENTIVE STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE BY 1,000,000 AND TO REMOVE THE LIMIT ON THE NUMBER OF OPTIONS THAT MAY BE GRANTED TO ANY SINGLE EMPLOYEE, DIRECTOR OR CONSULTANT.

PROPOSAL NO. 4: RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC AUDITORS

The Board of Directors, upon the recommendation of the Audit Committee, has selected BDO Seidman as Commerce One's independent public auditor for the current fiscal year ending December 31, 2004. Although stockholder ratification of the Audit Committee's selection of BDO Seidman is not required under our bylaws or other legal requirements, Commerce One is submitting the appointment of BDO Seidman to the stockholders as a matter of good corporate practice. If stockholders do not ratify the appointment of BDO Seidman, the Audit Committee and the Board of Directors will reconsider whether or not to retain BDO Seidman. Even if stockholders ratify the selection of BDO Seidman, the Audit Committee and the Board of Directors may appoint a different independent public auditing firm if they determine it is in the best interests of the Company and the stockholders to do so. Representatives of BDO Seidman are expected to attend the meeting in order to respond to appropriate questions from stockholders and will have the opportunity to make a statement.

Former Independent Auditors

In October 2003, Ernst & Young LLP informed us that it intended to resign as our independent accountant following the completion of its review of our Form 10-Q for the quarter ended September 30, 2003. The audit reports of Ernst & Young on our consolidated financial statements for our fiscal years 2002 and 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

For our fiscal years 2002 and 2001, and through October 13, 2003, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Ernst & Young would have caused Ernst & Young to make reference thereto in its report on the financial statements for such years.

Engagement of BDO Seidman

On December 10, 2003, the audit committee of our Board of Directors engaged BDO Seidman as our new independent accountant to audit our financial statements for our 2003 fiscal year. Prior to this engagement, BDO Seidman had not audited our financial statements in the two preceding fiscal years or any interim period. We did not consult with BDO Seidman regarding any accounting, auditing or financial reporting matters prior to engaging the firm to audit our financial statements.

Audit Fees

In 2003, we paid BDO Seidman $298,250 in Audit Fees, and made no payments to BDO Seidman in 2003 for other services. Our payments to our current and former auditors for 2002 and 2003 are as follows:
Fees Paid to Ernst & Young
	2002	2003
Audit Fees(1)	$ 374,600	$ 87,730
Audit-Related Fees(2)	$ 57,585	$ 191,365
Tax Fees(3)	$ 101,871	$ 14,253
All Other Fees(4)	-	$ 2,706

________

(1) Audit Fees consist of fees billed for professional services rendered for the audit of our annual and interim consolidated financial statements included in our public reports that Ernst and Young normally provides to clients in connection with statutory and regulatory filings and engagements.

(2) Audit-Related Fees consist of assurance and related services provided by Ernst and Young that are reasonably related to the performance of the audit or review of our Consolidated Financial Statements that are not reported under "Audit Fees." The services for the fees disclosed under this category include audits associated with our filing of registration statements, accounting consulting and consulting regarding restructuring activities.

(3) Tax Fees consist of fees billed for professional services rendered for tax compliance, advice and planning.

(4) All Other Fees consists of fees for products and services other than those reported above, including a research tool subscription.
Fees Paid to BDO Seidman
	2002	2003
Audit Fees(1)	-	$ 298,250
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-

________

1) Audit Fees consist of fees billed for professional services rendered for the audit of our annual consolidated financial statements included in our public reports that BDO Seidman normally provides to clients in connection with statutory and regulatory filings and engagements during 2003, including amounts billed in 2004 for quarterly and annual work related to 2003 periods.

Pre-Approval Process for Auditor Services

The Audit Committee pre-approves all audit and permissible non-audit services (or subsequently approves non-audit services in those circumstances where pre-approval is not required because such non-audit services are de minimis under the rules of the Securities and Exchange Commission). The Audit Committee pre-approved all of the audit and permissible non-audit services for which the fees identified in the above tables were incurred.

Vote Required

A majority of the shares of common stock and Series B preferred stock (voting on an as converted to common stock basis) present in person or by proxy at the meeting and entitled to vote, voting together as a single class, will be required for approval of this proposal.

Recommendation of the Board of Directors

THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE SELECTION OF BDO SEIDMAN AS THE COMPANY'S INDEPENDENT PUBLIC AUDITORS.

OTHER BUSINESS

The Board knows of no other business for consideration at the meeting. If other matters are properly presented at the meeting, or for any adjournment or postponement of the meeting, Mr. Hoffman and Ms. Frensilli will vote, or otherwise act, on your behalf in accordance with their judgment on such matters.

THE BOARD OF DIRECTORS

The Board of Directors is currently composed of seven members. Alex Vieux, Stewart Schuster, Jack Acosta, Irv Lichtenwald, John Balen and Kenneth Gardner are deemed to be independent directors. Two directors are nominees for re-election this year. The remaining five directors will continue to serve the terms described below.

Our directors serve staggered terms. This is accomplished as follows:

  the board of directors is divided into three classes;

  the classes are as nearly equal in number as possible;

  the term of each class begins on a staggered schedule; and

  each director serves a three-year term.

In order to balance the sizes of our respective classes of directors, one of our directors, John V. Balen, effectively moved from being a Class III director to being a Class II director. As such, he is up for election at this annual meeting of the stockholders.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the two named nominees, all of whom are currently directors of Commerce One. In the event that any nominee of Commerce One is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible. The term of office of each person elected as a director will continue until the 2007 Annual Meeting of Stockholders or until his successor has been duly elected and qualified, or until his earlier death, resignation or removal. It is not expected that any nominee will be unable or unwilling to serve as a director.

Information regarding director nominees and other directors

Set forth below is certain information as of the record date regarding the nominees for Class II directors and all other directors of Commerce One whose term of office continues after the 2004 Annual Meeting.

Incumbent Class II Directors For Term Expiring in 2007
Name	Age	Position with the Company	Director Since
John Balen	43	Director	December 1996
Kenneth C. Gardner	53	Director	September 1996

John V. Balen has served as a member of the Board of Directors since December 1996. In 1995, Mr. Balen joined Canaan Partners, a national venture capital investment firm, where he is currently a general partner. From June 1985 to June 1995, Mr. Balen served as a managing director of Horsley Bridge Partners, a private equity investment management firm. Mr. Balen currently serves on the board of directors of Intraware, Inc. and several privately held companies. Mr. Balen earned a B.S. in Electrical Engineering and an M.B.A. from Cornell University.

Kenneth C. Gardner has served as a member of the Board of Directors since September 1996. Mr. Gardner has served as Chairman and Chief Executive Officer of Iteration Software, Inc. since February 2002. Previously, Mr. Gardner founded Sagent Technology, Inc. in June of 1995, serving as the Chief Executive Officer and President until August 2000, and Chairman of the Board until December 2001. Prior to his tenure at Sagent, Mr. Gardner served as Vice President of Products at Borland International from April 1994 to June 1995. Mr. Gardner earned a B.S. in Finance from the University of Louisville.

Incumbent Class I Directors Whose Term Expires in 2006
Name	Age	Position with the Company	Director Since
Irv Lichtenwald	48	Director	January 2003
Jack Acosta	56	Director	October 2002
Stewart Schuster	57	Director	April 2003

Jack Acosta has served as a member of the Board of Directors since October 2002. Mr. Acosta retired in September 2001 from Portal Software, Inc., where he had served as Chief Financial Officer, Vice President, Finance and Secretary since February 1999. From July 1996 to January 1999, Mr. Acosta served as Executive Vice President and Chief Financial Officer for Sybase, Inc. From December 1994 until July 1996, Mr. Acosta served as Vice President, Engineering Services, Integration and Business Management of Sybase. From March 1993 until December 1994, he served as President, Chief Operating Officer and a Director of Tanon Manufacturing, Inc., a manufacturing and engineering-services company. Prior to March 1993, Mr. Acosta held various positions at Ungermann-Bass Inc., Atari, Inc., Diablo Systems, Inc. and Ford Motor Company. In addition to being on the Board of Directors for Commerce One, Mr. Acosta also serves as a director of Sumtotal, Inc. (formerly Docent, Inc.), a publicly traded software company. Mr. Acosta earned a B.S. in Industrial Relations and a Master's degree in Management Sciences from California State University at Hayward.

Irv H. Lichtenwald has served as a member of the Board of Directors since January 2003. Mr. Lichtenwald retired in March 2003 as the Chief Financial Officer of Advent Software, Inc., a position he had held since March 1995. From February 1984 to March 1995, Mr. Lichtenwald served as Chief Financial Officer of Trinzic Corporation, a computer software developer, and its predecessor Aion Corporation. From February 1982 to February 1984, he served as controller of Visicorp, a computer software developer. Mr. Lichtenwald also serves as a director for Sagent Technology, Inc. Mr. Lichtenwald earned an M.B.A. from the University of Chicago and a B.B.A from Saginaw Valley State College.

Stewart Schuster has served as a member of the Board of Directors since April 2003. Mr. Schuster has been a general partner at Novus Ventures, a venture capital firm, since May 2002. He also has served as a venture partner at Brentwood Venture Capital since December 1995, specializing in enterprise software. Prior to joining Brentwood Capital, Mr. Schuster was Vice President and then Executive Vice President of Marketing at Sybase, Inc. from August 1986 to July 1995. Prior to 1986, Mr. Schuster held executive positions at Ingres and Panoramic, and technical and marketing-management positions at Tandem Computers and Intel. Mr. Schuster earned his Bachelor's degree in Applied Mathematics and Computer Science from Washington University, St. Louis and a Masters in Mathematics and a Ph.D. in Computer Science from the University of Illinois, Champaign-Urbana.

Incumbent Class III Directors Whose Term Expires in 2005
Name	Age	Position with the Company	Director Since
Mark B. Hoffman	57	Chairman of the Board, President and CEO	December 1996
Alex S. Vieux	46	Director	January 2002

Mark B. Hoffman has served as Chairman and Chief Executive Officer of Commerce One since 1996 and also holds the position of President. Prior to joining Commerce One, Mr. Hoffman was President, Chief Executive Officer and Chairman of Sybase, Inc., which he co-founded in 1984. Mr. Hoffman's experience before founding Sybase includes management positions at Britton Lee, a manufacturer of database machines, and at Amdahl Corporation. Mr. Hoffman currently serves on the board of directors of Intraware, Inc. He earned a B.S. in Engineering from the U. S. Military Academy at West Point and an M.B.A. from the University of Arizona.

Alex S. Vieux has served as a member of the Commerce One Board of Directors since January 2002. Mr. Vieux is the founder of DASAR, an international technology company, where he has been Chairman and Chief Executive Officer since 1990 and has served as the Chief Executive Officer and Publisher of Red Herring, Inc. since April 2003. In 1985, he took a position as the U.S. business correspondent for the French daily, Le Monde, and has authored more than 300 articles profiling the high-tech industry in Silicon Valley. Mr. Vieux started his career at Andersen Consulting (now Accenture), implementing information systems from December 1982 to September 1985. As an entrepreneur, Mr. Vieux co-founded CATS Software and Renaissance Software, firms focusing on the banking industry. Mr. Vieux is a director of several international public companies, including Computer Associates International, Inc., BVRP Software Group, Check Point Software Technologies, Ltd., Korea Thrunet Co. Ltd., Daum Communications Corp., and Madge Networks N.V. He is a graduate of the Institute d'Etudes Politiques and the French business school HEC and earned a law degree from the Universite de Paris and an M.B.A. from Stanford University, where he was a Fulbright Scholar.

Toshimune Okihara, whose term would have expired at the 2004 Annual Meeting, resigned from the Board on May 27, 2004.

BOARD AND COMMITTEE MEETINGS

The Board held 11 meetings in 2003. Each incumbent director attended over 75% of the Board and Committee meetings held during his term of service in 2003, with the exception of Alex Vieux, who attended 6 of the 11 Board meetings and 1 of 3 meetings of the Compensation Committee, and Kenneth Gardner, who attended 10 of 11 Board meetings and 10 of 17 Audit Committee meetings. The table below describes the Board's committees and the current membership of those committees. The Board may establish other committees in the future as it deems appropriate.
Name of Committee and Members	Functions of the Committee	Number of Meetings in 2003
AUDIT Jack Acosta Kenneth C. Gardner Irv Lichtenwald	The Audit Committee provides oversight and monitoring of Commerce One management and the independent auditors, and their activities with respect to Commerce One's financial reporting process. See the Audit Committee charter attached as Appendix C for a more detailed description of the Audit Committee's role and functions.	17
COMPENSATION Irv Lichtenwald(1) Alex S. Vieux Kenneth C. Gardner	The Compensation Committee determines the compensation of the Chief Executive Officer and executive officers and reviews and approves compensation philosophy and programs for annual and long-term executive compensation. See the Compensation Committee charter attached as Appendix D for a more detailed description of the Compensation Committee's role and functions.	3
NOMINATING AND GOVERNANCE Kenneth C. Gardner Jack Acosta Stewart Schuster

The Nominating and Governance Committee evaluates, proposes and approves nominees for election or appointment to the Board and evaluates the composition, organization and governance of the Board and its committees. Each member of the Nominating and Governance Committee is an independent director, as required by and defined in the rules of the Nasdaq National Market. See the Nominating and Governance Committee Charter attached as Appendix E for a more complete description of the Nominating and Governance Committee's role and functions. This Charter is available on our website, www.commerceone.com.

		1
SPECIAL LITIGATION COMMITTEE Alex Vieux Stewart Schuster Irv Lichtenwald	The Special Litigation Committee was created in October 2002 to ensure that any decisions regarding the approval of settlement agreements in certain pending class-action securities matters are made by directors who have not been named as individual defendants in the lawsuits.	1

________

(1) Mr. Lichtenwald became a member of Compensation Committee on April 3, 2003, replacing William Harding, a former board member who resigned in April 2003.

COMPENSATION OF DIRECTORS

During 2003, non-employee directors received an annual retainer of $15,000, board fees of $2,500 per meeting (up to 6 regularly scheduled meetings per year), and committee fees of $1,000 per meeting (up to 4 regularly scheduled meetings per committee, or 8 regularly scheduled meetings for the Audit Committee, per year).

Non-employee directors also are eligible to receive an automatic stock option grant of 20,000 shares of common stock on the date they first become non-employee directors. In addition, the non-employee directors are automatically granted an additional option to purchase 5,000 shares each year on the date of our Annual Stockholders' Meeting, if on such date they have served on the Board for at least six months. Each option shall have a term of ten years, and shall be fully vested and exercisable as of the date of grant. The exercise price of all options shall be 100% of the fair market value per share of our common stock, determined with reference to the closing price of our common stock, as reported on the Nasdaq National Market, on the date of grant. Options granted under the plan must be exercised within three months of the end of the optionee's tenure as a director, or within twelve months after such director's termination by death or disability, but not later than the expiration of the option's ten year term.

In 2003, in addition to the options granted to employee directors shown in the "Option Grants" table on page 36, the Board granted to non-employee directors the following options to purchase an aggregate of 60,000 shares of Commerce One common stock as follows:

Name	Grant Date	Exercise Price	Number of Securities Underlying Options
Jack Acosta	5/28/03	$2.97	5,000
John V. Balen	5/28/03	$2.97	5,000
Kenneth C. Gardner	5/28/03	$2.97	5,000
Irv Lichtenwald	1/16/03	$2.93	20,000
Toshimune Okihara	-	-	-
Stewart Schuster	4/03/03	$2.21	20,000
Alex Vieux	5/28/03	$2.97	5,000

COMMUNICATION WITH THE BOARD

You may contact any or all of our directors by writing to them via electronic mail at secretary@commerceone.com or by regular mail at c/o Commerce One, Inc., One Market Street, Steuart Tower, Suite 1300, San Francisco, California 94105. Employees and others who wish to contact the board of directors or any member of the audit committee to report questionable accounting or auditing matters may do so anonymously by using this address and designating the communication as `confidential'.

Commerce One encourages all incumbent directors and nominees for election to attend the Annual Meeting. Four of our directors attended the Annual Meeting in May 2003.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of our board of directors is presently composed of Messrs. Gardner, Lichtenwald and Vieux. Mr. Gardner and Mr. Vieux served on the Compensation Committee throughout 2003. Mr. Lichtenwald became a member of Compensation Committee on April 3, 2003, replacing William Harding, a former board member who resigned in April 2003.

During 2003, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or compensation committee.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Notwithstanding anything to the contrary set forth in any of Commerce One's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filings

The Compensation Committee of Commerce One's Board consists of Messrs. Lichtenwald, Vieux and Gardner. The Compensation Committee has overall responsibility for Commerce One's executive compensation policies as provided in a written charter adopted by the Board of Directors.

The Compensation Committee has provided the following report on the compensation policies of Commerce One as they apply to the executive officers, including the Chief Executive Officer, and the relationship of Commerce One performance to executive compensation.

Overview of Compensation Policies

Commerce One's compensation policies are designed to address a number of objectives, including attracting and retaining high quality executive officers, rewarding performance and motivating executive officers to achieve significant returns for stockholders. As it has done historically, the Compensation Committee employed a compensation program that consists of the following principal elements:

  base salary;

  cash incentives (such as bonuses);

  equity incentives (such as stock options and restricted stock grants); and

  benefits.

When establishing salaries, bonus levels and stock-based grants for each of the executive officers, the Compensation Committee considers the recommendations of the Chief Executive Officer, the officer's role, responsibilities and performance during the past year, and, based upon the general experience and knowledge of the Compensation Committee members, the current competitive compensation for executive officers in similar positions generally in the technology market. In 2003, the Compensation Committee did not commission any surveys of the compensation paid by Commerce One's competitors to their executive officers.

When setting the compensation of each of the executive officers, the Compensation Committee considers all of the factors set forth above, but does not assign any specific weighting or apply any formula to these factors. The Compensation Committee does, however, give significant consideration to the recommendations of the Chief Executive Officer.

2003 Executive Officer Compensation Program

The components of the executive officer compensation program are described below.

Base salary-The Compensation Committee believes that base salary is frequently a significant factor in attracting, motivating and retaining skilled executive officers, and has become increasingly important as the perceived value of equity incentives has declined. In July of 2003, management recommended, and the Compensation Committee agreed, that all U.S. employee salaries should be temporarily reduced by ten percent, including the salaries of all executive officers. This ten percent salary reduction remained in effect from July 16, 2003 until January 16, 2004, when salaries were restored to their previous levels.

Bonus program-Commerce One has historically offered cash incentive bonus programs to reward executive officers for attaining defined performance goals. The criteria for bonuses generally have included individual performance, the Company's achievement of its strategic objectives, and the performance of particular operations groups within Commerce One. In 2003, however, few bonuses were paid to executives or other employees due to the Company's tenuous financial condition.

Stock option grants-In 2003, the Compensation Committee granted options to Commerce One's executive officers to purchase an aggregate of 300,000 shares of common stock under the 1997 Incentive Stock Option Plan, and 840,000 shares of common stock under the 1999 Nonstatutory Stock Option Plan. The Compensation Committee determined the number of options granted to each executive officer primarily by evaluating the officer's:

  management tier classification;

  respective job responsibilities;

  past performance;

  expected future contributions;

  existing stock and unvested option holdings;

  potential reward to the executive officer if the stock price appreciates in the public market; and

  stock option grants made by competitors.

The Company also grants options to new executive officers upon commencement of employment and, on occasion, to executive officers in connection with a significant change in job responsibility. The Compensation Committee believes these stock option grants will more closely align the long- term interests of senior management with those of stockholders and assist in the retention of key executives.

Benefits-In 2003, Commerce One offered benefits to its executive officers that were substantially the same as those offered to all Commerce One employees.

Chief Executive Officer's Compensation

In 2003, Mark B. Hoffman served as the Company's Chief Executive Officer, President and Chairman of the Board of Directors. In determining Mr. Hoffman's compensation package, the Compensation Committee generally considers his responsibilities and performance during the past year, his continuing overall contributions to the Company's performance, and, based upon the general experience and knowledge of the Committee members, the general competitive compensation for similar positions in the technology market. The Compensation Committee did not specifically review Mr. Hoffman's salary in 2003, which had been set at $300,000 in 2002. Mr. Hoffman took a voluntary reduction in his salary of approximately ten percent during 2002. Mr. Hoffman was reinstated at the rate of $300,000 on an annual basis as of January 2003, although his salary, like those of other Company employees, was reduced by ten percent between July 16, 2003 and January 16, 2004. Due to the Company's financial performance and financial condition, Mr. Hoffman did not receive any bonus payments during 2003. In 2003, the Compensation Committee recommended grants of options to purchase an aggregate of 600,000 shares of common stock. In recommending these option grants, the Compensation Committee considered Mr. Hoffman's salary, the absence of any bonus payments to Mr. Hoffman and Commerce One's need to provide significant equity incentive to Mr. Hoffman in light of the challenges facing the Company and the diminished effect of the prior equity incentives granted to Mr. Hoffman as a result of the decline in the market price of the Company's common stock. The Compensation Committee also considered that in 2003, Mr. Hoffman was successful in obtaining financing for Commerce One in July and December of 2003, and played a critical leadership role in revising Commerce One's strategy and launching the new Commerce One Conductor product.

Tax Law Limits on Executive Compensation and Policy on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986 provides that a company may not take a tax deduction for that portion of the annual compensation paid to an executive officer in excess of $1.0 million, unless certain exemption requirements are met. Currently, none of our compensation programs or plans meet these exemption requirements and the Committee has determined at this time not to seek to qualify these programs under Section 162(m). As a result, all or a portion of the compensation paid to Commerce One's executive officers in the future may be subject to Section 162(m), resulting in the potential loss of a tax deduction for Commerce One in the future. None of the compensation paid to Commerce One's executive officers in 2003 was subject to Section 162(m).

Conclusion

All aspects of Commerce One's executive compensation are subject to change at the discretion of the Committee. The Committee will monitor Commerce One's executive compensation on an ongoing basis to ensure that it continues to support a performance-oriented environment and remains properly integrated with Commerce One's annual and long-term strategic objectives.

Members of the Compensation Committee

Irv Lichtenwald (Chair)
Alex S. Vieux
Kenneth C. Gardner

EXECUTIVE OFFICERS AND OTHER KEY EMPLOYEES

The following persons were executive officers or key employees of Commerce One as of June 28, 2004:

Name	Age	Position with the Company
Mark B. Hoffman	57	Chairman, Chief Executive Officer & President
Wain Beard	47	Senior Vice President, Worldwide Sales
Beth A. Frensilli	38	Senior Vice President, General Counsel & Secretary
Todd Hagen	44	Interim Chief Financial Officer
Meichun Hsu	49	Senior Vice President, Engineering
Ed Mueller	46	Senior Vice President, Marketing
Mark Pecoraro	40	General Manager and Senior Vice President, SRM

Mark B. Hoffman. Information regarding Mr. Hoffman may be found under the heading "The Board of Directors."

Wain Beard is Senior Vice President of Worldwide Sales, joining Commerce One in February 2004. Mr. Beard was previously with Sybase, Inc. from October 2001 through February 2004, serving as Senior Vice President and General Manager of the America's, and from August 1987 through February 2000 in various positions including Vice President and General Manager of Intercontinental Operations from 1995-2000. Mr. Beard also served as Vice President of Intercontinental Sales for Riversoft, Inc. from February 2001 to August 2001, Vice President of Worldwide Sales for Net Acumen from July 2000 through February 2001, and as Vice President, International Sales for Versata, Inc. from February 2000 through May 2000. Mr. Beard's previous experience includes serving as a district manager for Oracle Corporation from June 1986 to July 1987 and performing various sales and marketing positions at IBM from 1986 to 1989. Mr. Beard earned a B.S. in Business Administration from the University of San Francisco.

Beth A. Frensilli joined Commerce One in August 2001 as Senior Vice President, General Counsel and Secretary. Ms. Frensilli joined Commerce One after serving as Vice President & General Counsel of Scient, an e-business consulting services company, where she was in charge of the company's global legal operations from February 1999 until joining Commerce One. Prior to Scient, she was an attorney in private practice with several law firms, including Gunderson Dettmer Stough Franklin Villeneuve & Hachigian. Ms. Frensilli received her J.D. degree in 1991 from George Washington University National Law Center in Washington, D.C., where she graduated as a member of the Order of the Coif and was a member of the George Washington University National Law Center Law Review.

Todd Hagen will act as our interim Chief Financial Officer while we conduct our search for a permanent successor to Charles Boynton, who resigned effective June 18, 2004. Mr. Hagen has been a Consulting Chief Financial Officer with the Financial Services Division of David Powell Inc. since September 2001. Previously, Mr. Hagen was Chief Financial Officer of Symmetry Communications, a 3G wireless company, from October 2000 to August 2001. In addition, Mr. Hagen was Chief Financial Officer at Salon Media Group from April 1999 to July 2001 and was responsible for their initial public offering. He also has been the Chief Financial Officer of the public companies Hypermedia Communications, Inc. and Worldtalk Communications Corp. Mr. Hagen earned a B.S. from the Wharton School, University of Pennsylvania in 1981, and an MBA from the Anderson Graduate School of Management, UCLA in 1983.

Meichun Hsu joined Commerce One in April 2001 as Vice President of Engineering. Prior to joining Commerce One in 2001, Ms. Hsu served as a Department Manager at Hewlett-Packard Company from June 1997 to April 2001. She also held senior engineering and management positions at Electronic Data Systems, Inc. (now A.T. Kearney, Inc.) and Digital Equipment Corporation. Ms. Hsu has authored numerous publications about database systems, transaction processing, workflow and business process management systems, and data mining technologies, and, in September 2001, received the VLDB Ten-Year Paper Award in recognition for her work in Long-Running Transactions, published in 1991. Ms. Hsu was a member of Computer Science Faculty at Harvard University, where she earned the Phi Beta Kappa Teaching Award in 1990. Ms. Hsu earned a B.A. from National Taiwan University, an M.S. from University of Massachusetts at Amherst, and a Ph.D. in Management Information Systems from Massachusetts Institute of Technology.

Ed Mueller joined Commerce One in March 2004 as Senior Vice President of Marketing. Before joining Commerce One, beginning in September 2001, Mr. Mueller managed his own strategic marketing consulting practice focusing on fund raising, go-to-market strategies, and lead-generation programs for enterprise application and infrastructure software clients. Mr. Mueller also co-founded ShortCycles, Inc., a pioneer in the Sales Effectiveness Management (SEM) category and served as its President and CEO from September 1998 to February 2001. Prior to his tenure at ShortCycles, Mueller held senior management roles at db-Centric, TCSI, Interactive Development Environments (IDE), IBM, and ROLM. Mr. Mueller earned a B.S. in Industrial and Operations Engineering from the University of Michigan and an M.B.A. from the University of Chicago, with an emphasis in finance and marketing.

Mark Pecoraro joined Commerce One in March 2001 as Vice President of Services and in May 2002 was promoted to Senior Vice President, Global Customer Services. In April 2004, Mr. Pecoraro became General Manager and Senior Vice President of SRM. Prior to joining Commerce One, Mr. Pecoraro was President and CEO of SuccessFactors, a leading provider of workforce management software from January 1998 to December 2000, and Vice President of Customer Solutions and Engineering at SuccessFactors from January 1996 to January 1998. Prior to his experience at SuccessFactors, Mr. Pecoraro held a variety of positions at Sybase, Inc. from May 1988 to January 1996. Mr. Pecoraro earned a B.A. from the University of California at Santa Barbara.

Charles Boynton, formerly Senior Vice President and Chief Financial Officer, resigned from his employment with Commerce One, effective June 18, 2004.

There are no family relationships among the officers and directors of the Company.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below shows, for the last three fiscal years, compensation information for the Company's Chief Executive Officer and the next four most highly compensated executive officers, whose total annual salary and bonus exceeded $100,000 in 2003. Mr. Boynton resigned from his employment with Commerce One, effective June 18, 2004. Mr. Hayden, whose compensation information also is included, would have been in this group except for his departure from the Company in August 2003. Mr. Singh, who was an executive officer throughout 2003, left the Company in February 2004. We refer to all of these individuals as "Named Officers."

				Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary	Bonus	Securities Underlying Options	All Other Compensation
Mark B. Hoffman, Chairman, President & Chief Executive Officer	2003	$ 286,250	-	600,000	$ 4,798 (1)
	2002	$ 268,000	-	231,260	$ 1,548 (2)
	2001	$ 398,485	$ 30,000	325,000	-
Charles Boynton Senior Vice President, Chief Financial Officer	2003	$ 209,916	-	147,500	$ 889 (1) $ 195 (3)
	2002	$ 205,109	$ 2,652	88,760	$ 2,726 (2)
	2001	-	-	-	-
Andrew Hayden, former Senior Vice President, Global Services, Americas	2003	$ 175,818 (4)	$ 219,000	122,500	$ 1,577 (1) $ 509 (3)
	2002	$ 240,000	-	81,260	$ 7,799 (5) $ 3,513 (2)
	2001	$ 212,500	$ 38,625	14,000	-
Kip Quackenbush, former Senior Vice President, Worldwide Sales	2003	$ 200,375	$ 41,848 (6)	122,500	$ 1,345 (1) $ 82.35 (3)
	2002	$ 186,433	$ 26,250 (6) $ 2,600	84,160	$ 1,082 (2)
	2001	-	-	-	-
Narry Singh, former Chief Strategy/Marketing Officer	2003	$ 238,542	$ 31,250	147,500	$ 59,987 (7) $ 7,727 (8) $ 1,004 (1)
	2002	$ 111,111	$ 31,250	-	$ 30,827 (8) $ 223 (1)
	2001	-	-	-	-

________

(1) Includes premiums paid for individual disability insurance premiums and imputed income for group term life insurance.

(2) Includes imputed income associated with disability insurance payments and 401(k) company matching contributions.

(3) Represents value of restricted stock issued on May 15, 2002.

(4) Includes a $36,000 severance payment.

(5) Represents relocation expenses for Mr. Hayden.

(6) Represents sales commissions earned by Mr. Quackenbush.

(7) Represents relocation expenses for Mr. Singh.

(8) Represents imputed income based on the value of housing provided to Mr. Singh.

Option Grants in 2003

The table below shows stock option grants to the Named Officers during 2003.

	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal	Exercise Price	Market Price on Date of Grant	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
Name	(#)	Year	($/SH)	($/SH)	Date	5%	10%
Mark B. Hoffman	60,000 140,000 400,000	1.4708 3.4318 9.8052	$ 1.63 $ 1.63 $ 2.71	$ 1.63 $ 1.63 $ 2.71	2/25/13 2/25/13 7/15/13	$ 61,505 $ 143,513 $ 681,721	$ 155,558 $ 363,692 $ 1,727,616
Charles Boynton	12,500 60,000 75,000	.3064 1.4708 1.8385	$ 1.63 $ 1.63 $ 2.71	$ 1.63 $ 1.63 $ 2.71	2/25/13 2/25/13 7/15/13	$ 12,813 $ 61,505 $ 127,822	$ 32,472 $ 155,558 $ 323,926
Andrew Hayden	12,500 60,000 50,000	.3064 1.4708 1.2257	$ 1.63 $ 1.63 $ 2.71	$ 1.63 $ 1.63 $ 2.71	2/25/13 2/25/13 7/15/13	$ 12,813 $ 61,505 $ 85,215	$ 32,472 $ 155,558 $ 215,952
Kip Quackenbush	12,500 60,000 50,000	.3064 1.4708 1.2257	$ 1.63 $ 1.63 $ 2.71	$ 1.63 $ 1.63 $ 2.71	2/25/13 2/25/13 7/15/13	$ 12,813 $ 61,505 $ 85,215	$ 32,472 $ 155,558 $ 215,952
Narry Singh	12,500 60,000 75,000	.3064 1.4708 1.8385	$ 1.63 $ 1.63 $ 2.71	$ 1.63 $ 1.63 $ 2.71	2/25/13 2/25/13 7/15/13	$ 12,813 $ 61,505 $ 127,822	$ 32,472 $ 155,558 $ 323,926

________

(1) The rules of the Securities and Exchange Commission direct us to use a 5% and 10% assumed rate of appreciation over the ten-year option term. This does not represent our estimate or projection of the Company's future common stock price. If our common stock does not appreciate above the exercise price of the option, the Named Officers will receive no benefit from the options.

Aggregate Option Exercises and 2003 Year-End Values

This table shows stock option exercises during 2003 and the value of unexercised in-the-money stock options held by the Named Officers on December 31, 2003.
	Shares Acquired on Exercise	Value Realized	Number of Unexercised Vested Options Held at December 31, 2003		Value of Unexercised In-The-Money Options at December 31, 2003(1)
Name	(#)	(2)	Exercisable(#)	Unexercisable(#)	Exercisable	Unexercisable
Mark B. Hoffman	-	$ -	486,295	711,165	$0	$0
Charles Boynton	-	$ -	77,281	169,811	$0	$0
Andrew Hayden	15,104	$ 10,996	0	0	$0	$0
Narry Singh	-	$ -	57,606	166,154	$0	$0
Kip Quackenbush	-	$ -	62,772	147,499	$0	$0

________

(1) The value of the unexercised in-the-money options is based on the closing price of $1.27 of the Company's common stock, as reported on the Nasdaq National Market, on December 31, 2003, and is net of the exercise price of such options. The amounts in this column may not represent amounts actually realized by the Named Officers.

(2) The value realized on stock option exercises represents the difference between the grant price of the options exercised and the market price of the underlying shares of common stock as of the date of exercise, multiplied by the number of options exercised. The amounts in this column may not represent amounts actually realized by the Named Officers.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides details for our current stock-based compensation plans under which we were authorized to issue equity securities as of December 31, 2003.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights. (1) (a)	Weighted-average exercise price of outstanding options, warrants and rights. (b)	Number of securities remaining available from future issuance under equity compensation plans (excluding securities reflected in column (a)). (c)
Equity compensation plans approved by stock holders
1997 Incentive Stock Option Plan(2) 1999 Employee Stock Purchase Plan(3) 1995 Stock Option Plan (4) Director Plan (5)	2,279,185 - 7,838 22,500	$11.49 - $0.39 $109.20	2,052,914 1,935,674 67,836 58,500
Equity compensation plans not approved by stock holders
1999 Nonstatutory Stock Option Plan	2,427,490	$34.11	1,085,598
	__________	__________	__________
Total	4,737,013	-	5,200,522

________

(1) The table does not include information for equity compensation plans we have assumed in various acquisitions. As of December 31, 2003, a total of 11,385 shares of common stock were issuable upon exercise of options granted under assumed plans. The weighted average exercise price of all options granted under the assumed plans and outstanding at December 31, 2003, was $62.41. We have never issued options to purchase common stock from these plans, nor do we intend to do so.

(2) The 1997 Incentive Stock Option Plan includes a formula that enables the Board of Directors to make annual increases to the balance of its available shares. The number of shares available may be increased on the first day of our fiscal year by the lesser of: (i) 750,000 Shares; (ii) 5% of the outstanding shares on such date; or (iii) a lesser amount determined by the Board of Directors.

(3) The 1999 Employee Stock Purchase Plan includes a formula that enables the Board of Directors to make annual increases to the balance of its available shares. The number of shares available may be increased on the first day of our fiscal year by the lesser of: (i) 700,000 shares; (ii) 4% of the outstanding shares on such date; or (iii) a lesser amount determined by the Board of Directors.

(4) We no longer issue shares from this plan.

(5) We did not issue shares from this plan in 2003.

In January 2004, our Board of Directors adopted the 2004 Inducement Plan (the "2004 Plan"), a new equity compensation plan, and reserved 1,600,000 shares of our common stock for issuance under the plan. As of June 28, 2004, 683,350 shares were available for future grant under the plan. Only new employees are eligible to receive awards under the 2004 Plan, and options granted under the 2004 Plan may only be non-qualified stock options. The administrator of the 2004 Plan determines the exercise price of the stock options.

In 1999, the Company adopted the 1999 Nonstatutory Stock Option Plan (the "1999 Plan"), and 3,000,000 shares of our common stock are reserved for issuance under the plan. As of June 28, 2004, 248,994 shares were available for future grant under the plan. Options granted under the 1999 Plan may only be non-qualified stock options and the plan administrator determines the exercise price of the stock options.

EMPLOYMENT ARRANGEMENTS

We have entered into change-of-control severance agreements with its executive officers and key employees. The agreements provide that if there is a change of control of Commerce One, and any executive officer or key employee is involuntarily terminated without cause within eighteen months following the change of control or the announcement of such change of control, we will provide the following to the affected executive officer or key employee:

  a cash payment equal to 100% of his or her annual compensation plus the full target bonus for the year;

  100% of his or her health, dental and life insurance, including benefits paid to any dependents, through the earlier of twelve months from the date of his or her termination or the date he or she first becomes covered by another employer's group health, dental or life insurance plans providing comparable benefits and coverage; and

  full acceleration of all unvested stock options.

In June 2002, we entered into an employment agreement with our former Chief Financial Officer, Charles Boynton, that provided Mr. Boynton with severance payments consisting of six months of salary payments and health and dental benefits for a period of six months in the case of his involuntary termination. However, this agreement terminated on July 1, 2003.

Under our stock-option plans, all outstanding options that are not assumed or substituted in a change-of-control merger or asset sale will vest and become exercisable in full.

REPORT OF THE AUDIT COMMITTEE

Notwithstanding anything to the contrary set forth in any of Commerce One's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filings.

Role of the Audit Committee

In fulfilling its responsibilities in 2003, the Audit Committee did, among other things, the following:

  evaluated, advised, and discussed with management the terms and conditions under which BayStar Capital II, L.P. and ComVest Investment Partners II LLC became investors in the Company in July and December of 2003, respectively;

  reviewed and advised management regarding the terms of multiple lease renegotiations and settlements;

  reviewed and discussed with management and the independent auditors the audited consolidated financial statements in Management's Discussion and Analysis of Financial Condition and Results of Operations included in the Annual Report on Form 10 K for the year ended December 31, 2003, and the interim unaudited financial statements contained in Commerce One's Form 10 Q filings during 2003;

  reviewed and discussed with management and the independent auditor matters required to be discussed with the Audit Committee under generally acceptable auditing standards and Statement on Auditing Standards Nos. 61 and 90;

  discussed with the independent auditors their independence with respect to Commerce One, including matters in the written disclosures required by Independence Standards Board Standard No. 1 and received by the Audit Committee, and considered the compatibility of non-audit services, if any, with the auditors' independence;

  discussed with the independent auditors the overall scope and plans for their audits;

  met with the independent auditors, with and without management present, to discuss the results of their audits and the overall quality of Commerce One's financial reporting;

  recommended to the Board of Directors the retention of Ernst & Young, LLP as the Company's independent auditors for the fiscal year ended December 31, 2003, and also recommended the replacement of Ernst & Young with BDO Seidman LLP. as the Company's independent auditor, effective December 10, 2003;

  approved the audit fees charged by Ernst & Young, the Company's independent auditors until September 2003, and BDO Seidman, the Company's independent auditor effective as of December 10, 2003, for the fiscal year ended December 31, 2003, and approved the provision by Ernst & Young of permissible non-audit services and related fees; and

  discussed with management the Company's ongoing compliance programs under the Sarbanes-Oxley Act of 2002.

Meetings Held in 2003

The Audit Committee held 17 meetings in 2003.

Audit Committee Independence and Expertise

The Board of Directors has determined that each member of the Audit Committee meets the criteria for independence under applicable law and the rules of the Securities and Exchange Commission, and that each is an independent director within the meaning of the applicable Nasdaq listing standards. In addition, our Board of Directors has determined that both Mr. Acosta and Mr. Lichtenwald are "Audit Committee Financial Experts" as such phrase is defined in the rules of the Securities and Exchange Commission adopted pursuant to the Sarbanes-Oxley Act of 2002, and also qualify as financially sophisticated under applicable Nasdaq listing standards.

Role of Management and the Independent Auditors

As described above and more fully in its charter, the purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company's financial reporting, internal control and audit functions. Commerce One's management is responsible for the preparation, presentation and integrity of the Company's consolidated financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The independent auditors are responsible for expressing an opinion, based on their audits, as to the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States.

Recommendation

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited consolidated financial statements be included in the Company's Annual Report on Form 10 K for the year ending December 31, 2003 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended the retention of BDO Seidman as the Company's independent auditor for the year ending December 31, 2004 based upon their discussions with BDO Seidman, their existing familiarity with BDO Seidman's reputation, and the economic terms under which BDO Seidman will provide services to Commerce One.

Members of the Audit Committee

Jack Acosta (Chair)
Kenneth C. Gardner
Irv Lichtenwald

SHARE OWNERSHIP OF MANAGEMENT,
DIRECTORS AND 5% STOCKHOLDERS OF COMMERCE ONE

The table below sets forth information regarding the beneficial ownership of our common stock as of June 28, 2004 by the following individuals or groups:

  each person or entity known by us to own beneficially more than 5% of any class of our voting stock;

  each of our Named Officers;

  each of our directors; and

  all of our current directors and executive officers as a group.

Unless otherwise indicated, the address for each stockholder listed in the following table is c/o Commerce One, Inc., One Market Street, Steuart Tower, Suite 1300, San Francisco, CA 94105. Except as otherwise stated and except for any rights these persons' spouses may have, the persons named in the table have sole voting and investment power for all shares of common stock held by them.
	Common Stock		Series B Preferred Stock		Shares of our Common Stock on an as-converted and as-exercised basis
Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Outstanding Shares of Class(2)	Amount and Nature of Beneficial Ownership(1)	Percentage of Outstanding Shares of Class	Amount and Nature of Beneficial Ownership(1)	Percentage of Outstanding Shares(3)
Mark B. Hoffman	994,314(4)	2.65	0	0	994,314(4)	2.35
Charles Boynton	124,114(5)	*	0	0	124,114(5)	*
Kip Quackenbush	106,070(6)	*	0	0	106,070(6)	*
Andy Hayden	3,654	0	0	0	3,654	*
Narry Singh	0	0	0	0	0	0
John V. Balen	18,210(7)	*	0	0	18,210(7)	*
Kenneth C. Gardner	41,453(8)	*	0	0	41,453(8)	*
Toshimune Okihara	452,817(9)	1.23	0	0	452,817(9)	1.09
Alex S. Vieux	13,000(10)	*	0	0	13,000(10)	*
Jack Acosta	25,000(11)	*	0	0	25,000(11)	*
Irv Lichtenwald	30,000(12)	*	0	0	30,000(12)	*
Stewart Shuster	22,908(13)	*	0	0	22,908(13)	*
SAP AG Neurottstr, 16 D-69190 Walldorf Germany	5,831,481	15.90	0	0	5,831,481	14.10
BayStar Capital II, L.P. 80 E. Sir Francis Drake, Suite 2B Larkspur, CA 94939	7,397,669(14)	16.98	100,000	100.00%	7,397,669(14)	16.98
ComVest Investment Partners II LLC 830 Third Avenue, New York, New York 10022	5,323,072(15)	13.32	0	0	5,323,072(15)	11.93
All Directors and Executive Officers as a Group	1,956,921	5.16	0	0	1,956,921	4.59

________

* Less than 1%

(1) Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Accordingly, a beneficial owner of a security includes any person who, directly or indirectly, possesses sole or shared voting power and/or investment power with respect to (a) securities owned and (b) securities that may be acquired within sixty (60) days from June 28, 2004 or other selected reporting date pursuant to the exercise of any option, warrant, or right, or conversion of a security.

(2) Percentages for each person are based on 36,681,242 shares of common stock outstanding as of June 28, 2004, plus the total number of outstanding options or warrants held by such person that are exercisable within 60 days of June 28, 2004. Shares issuable upon the exercise of outstanding options and warrants, however, are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except as otherwise indicated in the footnotes to the table, the Company believes that the beneficial owners listed in this table, based on information provided by them, have sole voting and investment power over the number of shares listed opposite their names, subject to community property laws where applicable.

(3) Percentages for each person are based on 36,681,242 of common stock outstanding as of June 28, 2004, 4,297,748 shares of common stock issuable upon conversion of our Series B preferred stock, 389,976 shares of common stock issuable upon conversion of Series B preferred stock attributable to dividends accrued from July 10, 2003 through 60 days after June 28, 2004 on the Series B preferred stock, plus the total number of outstanding options or warrants held by each person that are exercisable within 60 days of June 28, 2004. Shares issuable upon the exercise of outstanding options and warrants, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

(4) Includes 880,650 shares issuable upon exercise of stock options within 60 days of June 28, 2004.

(5) Includes 123,242 shares issuable upon exercise of stock options within 60 days of June 28, 2004.

(6) Includes 105,897 shares issuable upon exercise of stock options within 60 days of June 28, 2004.

(7) Includes 11,500 shares issuable upon exercise of stock options within 60 days of June 28, 2004.

(8) Includes 31,900 shares issuable upon exercise of stock options within 60 days of June 28, 2004. Also includes 1,890 shares held by Delaware Charter Guarantee & Trust Company Trustee FBO Kenneth C. Gardner.

(9) Represents shares owned by NTT. Mr. Okihara is an Executive Manager of NTT Communications and formerly a director of Commerce One. Mr. Okihara disclaims beneficial ownership of these shares held by NTT.

(10) Represents 13,000 shares issuable upon exercise of stock options within 60 days of June 28, 2004.

(11) Represents 25,000 shares issuable upon exercise of stock options within 60 days of June 28, 2004.

(12) Represents 30,000 shares issuable upon exercise of stock options within 60 days of June 28, 2004.

(13) Includes 20,000 shares issuable upon exercise of stock options within 60 days of June 28, 2004. Includes 120 shares held in a UTMA account for Mr. Schuster's son. Mr. Schuster disclaims beneficial ownership of these shares.

(14) Includes (i) 4,297,748 shares of common stock issuable upon conversion of our Series B preferred stock, (ii) 2,209,945 shares of common stock issuable upon exercise of warrants, (iii) 389,976 shares of common stock issuable upon conversion of Series B preferred stock attributable to dividends accrued from July 10, 2003 through 60 days after June 28, 2004 on the Series B preferred stock, and (iv) 500,000 shares granted to BayStar on March 14, 2004 in connection with a Consent and Amendment Agreement (information concerning the shares granted to BayStar on can be found under the heading "BayStar" on page 45. The calculation of the shares beneficially owned by BayStar does not take into account the limitation on beneficial ownership contained in the terms of our Series B preferred stock. Specifically, no holder of our Series B preferred stock may convert into our common stock if to do so would mean such holder would then own more than 4.99% of our outstanding common stock. BayStar disclaims beneficial ownership of more than 4.99% of our common stock.

(15) Includes 3,268,277 shares of common stock potentially issuable upon conversion of promissory notes held by ComVest. The notes are only convertible into our common stock if we fail to make a payment due under the notes or otherwise default under the notes. ComVest disclaims beneficial ownership of the 3,268,277 shares of our common stock potentially issuable upon conversion of the notes.

STOCK PERFORMANCE GRAPH

The following graph shows a comparison of cumulative total stockholder return, calculated on a dividend-reinvested basis, from the effective date of the initial public offering of Commerce One's common stock (July 1, 1999) through December 31, 2003, compared to the NASDAQ Composite Index and the Merrill Lynch Tech 100. The graph assumes that $100 was invested in Commerce One's common stock and the listed indices on July 1, 1999. The graph below uses the Merrill Lynch Tech 100 as a benchmark. Historic stock price performance is not necessarily indicative of future stock price performance.

Comparison of Cumulative Total Returns

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SAP

We entered into a strategic relationship with SAP in 2000 to jointly develop, market and sell the MarketSet suite of applications and the Enterprise Buyer procurement applications. This agreement provided that either party licensing the jointly developed products to its customers would owe a royalty to the other party. These products were primarily targeted at electronic marketplace customers. Historically, SAP was instrumental in assisting us with selling the jointly developed products to SAP's customer base. From 2000 to 2002, SAP accounted for a significant portion of our license revenue.

Over time, the relationship with SAP has changed and each company has phased out the jointly developed Enterprise Buyer procurement products and replaced such products with its own successor procurement products. In addition, the market for the Marketset suite of products has declined substantially over the past two years. In November 2003, SAP and Commerce One terminated the commercial relationship. In 2003, SAP reported royalties to us of approximately $4.1 million, of which approximately $400,000 was license revenue, and we paid SAP a total of $558,827, $111,979 of which was for consulting services and $446,848 of which was for payment of royalties.

As of June 28, 2004, through its purchases from us and on the open market, we believe that SAP beneficially owned approximately 15.9% of our outstanding common stock.

BayStar

In March 2004, we entered into a Consent and Amendment Agreement with BayStar Capital, the sole holder of our Series B preferred stock. We agreed with BayStar to amend certain provisions of our Registration Rights Agreement covering the registration of the common stock issuable upon conversion of our Series B preferred stock and the common stock issuable upon exercise of BayStar's warrants (collectively the "Registrable Securities"). BayStar agreed to extend the deadline by which we must have our Registration Statement on Form S-3 (File No. 333-108144, the "Registration Statement") registering the resale of the Registrable Securities declared effective by the Securities and Exchange Commission. Previously, if the Registration Statement was not declared effective on or before April 5, 2004, then BayStar would have the right to redeem the Series B Preferred Stock for a price equal to the greater of 120% of the original purchase price of $10 million plus any accrued and unpaid dividends or the then current market value of the Series B Preferred Stock on an as-converted-to-common stock basis. Pursuant to the Consent and Amendment Agreement, BayStar agreed to allow us an additional ninety days (until July 4, 2004) to get the Registration Statement declared effective before BayStar could exercise its redemption right. The Registration Statement was declared effective on June 10, 2004. BayStar also agreed to waive its right, for the period up to and including July 4, 2004, to receive cash penalties of $5,000 per day resulting from the fact that the Registration Statement was not declared effective by the Securities and Exchange Commission by January 6, 2004. In consideration for this agreement, we issued 500,000 shares of common stock to BayStar, registered on Form S-3 (File No. 333-114183), and we made a cash payment of $200,000 to BayStar. This Registration Statement was also declared effective on June 10, 2004.

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent (10%) of a registered class of our common stock to file certain reports with the SEC regarding ownership of, and transactions in, our securities. Such officers, directors, and 10% stockholders are also required to furnish us with copies of all Section 16(a) forms that they file.

Based solely on our review of the filings made by our officers, directors and 10% stockholders, we believe that all required Section 16(a) filings were made on a timely basis in 2003.

OTHER MATTERS

Code of Conduct

We have an established Code of Conduct that is intended to serve as a set of guiding principles to promote integrity and compliance with the law in the conduct of our business. The Code of Conduct applies to all directors, officers and employees, including the Chief Executive Officer, the Chief Financial Officer, the Controller and any other employee with responsibility for the preparation and filing of documents with the Securities and Exchange Commission. A copy of our Code of Conduct may be obtained from the Company by sending a written request to Commerce One, attention Corporate Secretary, One Market Street, Steuart Tower, Suite 1300, San Francisco, CA 94105. The Code of Conduct also is available on our website at www.commerceone.com.

Stockholder Recommendations and Nominations Policy

On March 18, 2004, we adopted a Stockholder Recommendations and Nominations Policy that governs our consideration of stockholder recommendations and nominations of prospective board members. Under the policy, our Nominating and Governance Committee will consider the recommendations of stockholders who, prior to making the recommendation, have held no less than 1,000 shares of our stock for a continuous twelve-month period. Stockholder recommendations must be submitted in writing to Commerce One, Inc., Attn: Corporate Secretary, One Market Street, Steuart Tower, Suite 1300, San Francisco, California 94105, and must include certain prescribed information, including the proposed candidate's personal and business information, the class and number of Company securities he/she owns, and a description of the proposed candidate's relationships with the Company. Recommendations must also be accompanied by personal references, including a supporting statement from the recommending stockholder regarding a proposed candidate's character and judgment.

A stockholder who instead desires to nominate a person directly for election to the Board of Directors must meet the deadlines and other requirements set forth in Section 2.2 of our Bylaws and Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended.

A copy of our Stockholder Recommendations and Nominations Policy is available on our website at www.commerceone.com and provides further detail about the information that recommending stockholders must provide and the criteria that our Nominating and Governance Committee will consider when assessing the suitability of any potential candidates for membership on the Board of Directors.

Deadline for Receipt of Stockholder Proposals

Stockholders are entitled to present proposals for action at future meetings if they comply with Commerce One's bylaws and the requirements of the proxy rules promulgated by the Securities Exchange Commission. The deadline for receipt of stockholder proposals for the 2004 annual meeting is July 23, 2004. The deadline for including a proposal in this year's proxy materials was June 28, 2004.

If you intend to submit a proposal for consideration at the 2005 Annual Meeting, your proposal must be received by no later than March 8, 2005 in order to include the proposal in Commerce One's proxy materials for the 2005 Annual Meeting or to submit the proposal at the 2005 Annual Meeting without including the proposal in Commerce One's proxy materials. If a stockholder fails to comply with the foregoing notice provisions, the proposal may not be brought before the meeting. The proposal(s) should be mailed to our Secretary at our principal executive offices at One Market Street, Steuart Tower, Suite 1300, San Francisco, CA 94105.

Costs of Proxy Solicitation

The solicitation is made on behalf of the Board of Directors of the Company. The Company will pay the cost of soliciting these proxies. We have also hired the Altman Group, Inc. to assist in the solicitation of proxies at a cost of $5000 plus reasonable and approved out-of-pocket expenses. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable expenses they incur in sending these proxy materials to you if you are a beneficial holder of our shares.

Without receiving additional compensation, officials and regular employees of the Company may solicit proxies personally, by telephone, fax or email from some stockholders if proxies are not promptly received.

Enclosed with this Proxy Statement is an Annual Report on Form 10K, as amended and excluding exhibits, for the fiscal year ended December 31, 2003.

By Order of the Board of Directors,
Beth A. Frensilli
Secretary

July 15, 2004
San Francisco, California

Commerce One, Inc.
One Market Street, Steuart Tower, Suite 1300
San Francisco, CA 94105
(415) 644-8700 www.commerceone.com Nasdaq Stock Symbol: CMRC

APPENDIX A

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

COMMERCE ONE, INC.

(Pursuant to Section 242 of the

General Corporation Law of the State of Delaware)

Mark B. Hoffman and Beth A. Frensilli each hereby certifies:

  They are, respectively, (a) the Chairman, Chief Executive Officer and President, and (b) Secretary of Commerce One, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "General Corporation Law");

  Article 4 of the Company's Amended and Restated Certificate of Incorporation, as amended, is to be amended to add the following immediately after the present first paragraph thereof (which sets forth the number and par value of the Company's authorized capital stock, none of which is being amended):

  "Each [ten/nine/eight/seven/six/five] shares of the Corporation's Common Stock issued and outstanding as of 5:00 p.m. Pacific Time on [________], 2004, the effective date of a reverse stock split (the "Split Effective Date"), shall be automatically changed and reclassified, as of the Split Effective Date and without further action, into one (1) fully paid and nonassessable share of the Corporation's Common Stock. There shall be no fractional shares issued. A holder of record of Common Stock on the Split Effective Date who would otherwise be entitled to a fraction of a share shall, in lieu thereof, be entitled to receive a cash payment in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the net per share proceeds earned by the Corporation upon the sale of a number of shares of its Common Stock equal to the aggregate of the fractional shares that otherwise would have resulted due to the reverse stock split."

  This Certificate of Amendment to the Amended and Restated Certificate of Incorporation has been duly adopted by the Board of Directors of this Corporation in accordance with Sections 242 of the General Corporation Law.

  This Certificate of Amendment to the Amended and Restated Certificate of Incorporation has been duly approved, in accordance with Section 242 of the General Corporation Law, by vote of the holders of a majority of the outstanding stock entitled to vote thereon.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment to the Amended and Restated Certificate of Incorporation on this ____ day of ________, 2004.

/s/ Mark B. Hoffman
 Mark B. Hoffman
Chairman, Chief Executive Officer and President

/s/ Beth A. Frensilli
 Beth A. Frensilli
Secretary

APPENDIX B

COMMERCE ONE, INC.

1997 INCENTIVE STOCK OPTION PLAN

(as amended and restated April 9, 1999 and March 22, 2001
and proposed to be amended on August 19, 2004)

    Purposes of the Plan. The purposes of this 1997 Incentive Stock Option Plan are:

      to attract and retain the best available personnel for positions of substantial responsibility,

      to provide additional incentive to Employees, Directors and Consultants, and to promote the success of the Company's business.

    Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

    Definitions. As used herein, the following definitions shall apply:

      "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

      "Applicable Laws" means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan.

      "Board" means the Board of Directors of the Company.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

      "Common Stock" means the common stock of the Company.

      "Company" means Commerce One, Inc., a California corporation.

      "Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

      "Director" means a member of the Board.

      "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

      "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

        If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

        If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

        In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

      "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

      "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

      "Notice of Grant" means a written or electronic notice evidencing certain terms and conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement.

      "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

      "Option" means a stock option granted pursuant to the Plan.

      "Option Agreement" means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

      "Option Exchange Program" means a program whereby outstanding Options are surrendered in exchange for Options with a lower exercise price.

      "Optioned Stock" means the Common Stock subject to an Option or Stock Purchase Right.

      "Optionee" means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

      "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

      "Plan" means this 1997 Incentive Stock Option Plan.

      "Restricted Stock" means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 11 of the Plan.

      "Restricted Stock Purchase Agreement" means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

      "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

      "Section 16(b) " means Section 16(b) of the Exchange Act.

      "Service Provider" means an Employee, Director or Consultant.

      "Share" means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

      "Stock Purchase Right" means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

      "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

    Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is ~~3,692,925~~ 7,437,192 Shares, plus an annual increase to be added on the first day of the each ~~Company's~~ fiscal year of the Company, ~~beginning in 2000~~ equal to the lesser of (i) 7~~1,2~~50,000 Shares, (ii) 5% of the outstanding shares on such date or (iii) a lesser amount determined by the Board. The Shares may be authorized, but unissued, or reacquired Common Stock.

    If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

    Administration of the Plan.

      Procedure.

        Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Service Providers.

        Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

        Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

        Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

      Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

        to determine the Fair Market Value;

        to select the Service Providers to whom Options and Stock Purchase Rights may be granted hereunder;

        to determine the number of shares of Common Stock to be covered by each Option and Stock Purchase Right granted hereunder;

        to approve forms of agreement for use under the Plan;

        to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option or Stock Purchase Right granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

        to reduce the exercise price of any Option or Stock Purchase Right to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option or Stock Purchase Right shall have declined since the date the Option or Stock Purchase Right was granted;

        to institute an Option Exchange Program;

        to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

        to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

        to modify or amend each Option or Stock Purchase Right (subject to Section 15(c) of the Plan), including the discretionary authority to extend the post- termination exercisability period of Options longer than is otherwise provided for in the Plan;

        to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

        to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Stock Purchase Right previously granted by the Administrator;

        to make all other determinations deemed necessary or advisable for administering the Plan.

      Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Stock Purchase Rights.

    Eligibility. Nonstatutory Stock Options and Stock Purchase Rights may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.
    Limitations.

      Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

      Neither the Plan nor any Option or Stock Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such relationship at any time, with or without cause. 7 ~~The following limitations shall apply to grants of Options:~~

      ~~(i) No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 100,000 Shares.~~

      ~~(ii) In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 100,000 Shares which shall not count against the limit set forth in subsection (i) above. (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 13.~~

      ~~(iv) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 13), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.~~

    Term of Plan. Subject to Section 19 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 15 of the Plan.

    Term of Option. The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

    Option Exercise Price and Consideration.

      Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

        In the case of an Incentive Stock Option

          granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

          granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

        In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

        Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

      Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.

      Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

        cash;

        check;

        promissory note;

        other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

        consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

        a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

        any combination of the foregoing methods of payment; or

        such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

    Exercise of Option.

      Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

      An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

      Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

      Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

      Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

      Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

      Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

    Stock Purchase Rights.

      Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid (which, in the discretion of the Administrator, is permitted to be zero) and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

      Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

      Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

      Rights as a Shareholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 13 of the Plan.

    Non-Transferability of Options and Stock Purchase Rights. Unless determined otherwise by the Administrator, an Option or Stock Purchase Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option or Stock Purchase Right transferable, such Option or Stock Purchase Right shall contain such additional terms and conditions as the Administrator deems appropriate.

    Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

      Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

      Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

      Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or Stock Purchase Right, the Optionee shall fully vest in and have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option or Stock Purchase Right shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

    Date of Grant. The date of grant of an Option or Stock Purchase Right shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

    Amendment and Termination of the Plan.

      Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

      Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

      Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

    Conditions Upon Issuance of Shares.

      Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

      Investment Representations. As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

    Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

    Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

    Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

APPENDIX C

CHARTER FOR THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
OF COMMERCE ONE, INC.
(as amended and restated on March 18, 2004)

PURPOSE

The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Commerce One, Inc. (the "Company") is to assist the Board in its oversight of the Company's accounting and financial reporting processes, the integrity of the Company's financial statements, and the system of internal controls and audit processes.

The Committee has the authority to undertake the specific duties and responsibilities listed below and will have the authority to undertake such other specific duties as the Board from time to time prescribes.

MEMBERSHIP

The members of the Committee will be appointed by, and will serve at the discretion of, the Board. The Committee will consist of at least three (3) members of the Board who meet the following criteria (as well as any criteria required by the Securities and Exchange Commission ("SEC")):

  Each member will be an independent director, as required by and defined in, the rules of the Nasdaq National Market ("Nasdaq") and the rules of the SEC;
  Each member will be able to read and understand fundamental financial statements in accordance with the rules of Nasdaq;
  Each member must not have participated in the preparation of the financial statements of the Company or its existing subsidiaries at any time during the past 3 years;
  At least one member will have financial sophistication in accordance with the rules of the Nasdaq; and
  At least one member will be an "audit committee financial expert" in accordance with the rules of the SEC.

  The Board shall designate one member of the Committee as the Committee's Chairperson.

RESPONSIBILITIES AND AUTHORITY

The responsibilities and authority of the Committee shall include:

Processes and Controls
  Reviewing periodically the Company's financial reporting processes and disclosure controls and processes, based on consultation with the Company's management and independent auditors;
  Reviewing on a continuing basis the adequacy of the Company's system of internal controls, including meeting periodically with the Company's management and the independent auditors to review the adequacy of such controls and to review before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company's periodic filings and the attestations or reports by the independent auditors relating to such disclosure;

  Independent Auditors

  Appointing, approving the compensation of, retaining and overseeing the work of the independent auditors, who shall report directly to the Committee, for any audit, review or attest services, including resolving disagreements, if any, between management and the independent auditors regarding financial reporting; in this regard, the Committee shall have the sole authority to approve the hiring and firing of the independent auditors, all audit engagement fees and the terms and all non-audit engagements, as may be permissible, with the independent auditors;
  Pre-approving audit and permissible non-audit services provided to the Company by the independent auditors (or subsequently approving non-audit services in those circumstances where pre-approval is not required because such non-audit services are de minimis under the rules of the SEC). The Committee may delegate to one or more designated members of the Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Committee at its scheduled meetings;
  Requesting and reviewing from the independent auditors a written statement delineating all relationships between the auditor and the Company that may reasonably be thought to bear on the independence of the independent auditor with respect to the Company, including the matters set forth in Independence Standards Board Standard No. 1, as it may be modified or supplemented, and reviewing and discussing with the auditors any disclosed relationships or services that may impact the objectivity and independence of the auditors;
  Discussing with the Company's independent auditors the financial statements and audit findings, the independent auditors' annual audit plan, including the scope of audit activities and all critical accounting policies and practices to be used, and any other matters required to be discussed by Statement on Accounting Standard No. 61, as it maybe modified or supplemented;
  Reviewing the qualifications, performance and independence of the independent auditors;
  Reviewing periodically with management and the Company's independent auditors:
    The financial statements and audit findings of the Company, including any significant findings, comments or recommendations for the improvement provided to management by the independent auditors together with management's responses thereto; and
    Any significant changes in the Company's or the methods of the accounting principles applying Company's accounting principles;
  Reviewing periodically with the independent auditors any problems or difficulties encountered by the independent auditors in the course of any audit work, including management's response thereto, any restrictions on the scope of the independent auditor's activities or on access to requested information, and any significant disagreements with management;

  SEC Reports and Other Disclosure

  Reviewing and discussing with:
    Management and the Company's independent auditors, before release, the annual audited financial statements; and
    Management and the Company's independent auditors, from time to time, the Company's general earnings guidance and, before release, the Company's interim unaudited financial statements and Management's Discussion and Analysis (MD&A) in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q;
  Directing the Company's independent auditors to review, before filing with the SEC, the Company's interim financial statements included in quarterly reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

  Other Responsibilities and Authority

  Establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters;
  Reviewing and approving related party transactions in accordance with the rules of Nasdaq;\
  Acting as the Company's Qualified Legal Compliance Committee ("QLCC") for the purposes of internal and external attorney reporting under SEC rules. The Committee also shall establish procedures for the confidential receipt, retention and consideration of any attorney report submitted to the QLCC;
  Instituting special investigations, if necessary, with full access to all books, records, facilities and personnel of the Company;
  Reviewing the Committee's own charter, structure, processes and membership requirements;
  Providing a report in the Company's proxy statement in accordance with the rules and regulations of the SEC; and
  Performing such other duties as may be requested by the Board.

INVESTIGATIONS, STUDIES AND OUTSIDE ADVISORS

The Committee may conduct or authorize investigations into or studies of matters within the Committee's scope of responsibility with full access to all books, records, facilities and personnel of the Company.

As appropriate, the Committee may obtain advice and assistance from outside legal, accounting or other advisors at the Company's expense.

MEETINGS

The Committee will establish its own schedule and will meet at least quarterly.

The Committee will meet separately with the independent auditors as well as members of the Company's management as it deems appropriate.

MINUTES

The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

REPORTS

The Committee shall prepare all reports required to be included in the Company's filings with the SEC, pursuant to and in accordance with applicable rules and regulations of the SEC.

The Committee also shall report regularly to the full Board, including with respect to any issues that arise with respect to the quality or integrity of the Company's financial statements, the effectiveness of the Company's internal controls or disclosure controls, or the performance and independence of the Company's independent auditors, or any other issue that the Committee believes should be brought to the attention of the full Board and shall make such recommendation as the Committee deems necessary or appropriate. Such reports may be made orally or in writing.

COMPENSATION

Members of the Committee shall receive such fees, if any, for their service as Committee members as may be determined by the Board. Such fees may include retainers or per meeting fees and shall be paid in such form of consideration as is determined by the Board.

Members of the Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board or any committee thereof.

DELEGATION OF AUTHORITY

The Committee may form and delegate authority to subcommittees when appropriate.

APPENDIX D

CHARTER FOR THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS
OF COMMERCE ONE, INC.
(as amended and restated on March 18, 2004)

PURPOSE

The purpose of the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of Commerce One, Inc. (the "Company") is to: (i) assist the Board in discharging its responsibilities relating to oversight of the compensation of the Company's Chief Executive Officer and other executive officers; (ii) approve and evaluate all forms of compensation to be provided to the executive officers and directors of the Company; (iii) consult with management regarding compensation and benefits for non-executive officers and other employees of the Company; (iv) administer the Company's stock options plans and make grants thereunder; and (v) oversee the Company's compensation policies, plans and benefits programs generally.

The Committee has the authority to undertake the specific duties and responsibilities listed below and will have the authority to undertake such other specific duties as the Board from time to time prescribes.

MEMBERSHIP

The members of the Committee, will be appointed by, and will serve at the discretion of, the Board and will consist of at least two (2) members of the Board.

Each member of the Committee will be:

1. An independent director, as required by and defined in the rules of the Nasdaq National Market;

2. An "outside director" as such term is defined with respect to Section 162(m) of the Internal Revenue Code of 1986, as amended; and

3. A "non-employee" director as defined under Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

The Board shall designate one member of the Committee as the Committee's Chairperson.

RESPONSIBILITIES AND AUTHORITY

The responsibilities and authority of the Committee include:

Determination of Compensation
  Reviewing and approving all forms of compensation, including base salary, bonus, equity compensation, and any other benefits, to be provided to the executive officers, including the Chief Executive Officer, of the Company. With respect to the compensation of the Chief Executive Officer of the Company, such review and approval will be made without the presence of the Chief Executive Officer;
  Reviewing and making recommendations to the Board regarding general compensation goals and guidelines for the Company's employees and the criteria by which bonuses to the Company's employees are determined;
  Reviewing, making recommendations to the Board regarding, and approving, as appropriate, the compensation policy for the non-employee directors of the Company;

  Equity Incentive Plan

  Acting as Administrator (as defined therein) of the Company's equity compensation plans, as in effect from time to time (each, a "Plan" and together, the "Plans"). The Committee may, among other things, (1) grant stock options to individuals eligible for such grants, including grants to individuals subject to Section 16 of the Exchange Act in compliance with Rule 16b-3 promulgated thereunder, (2) amend such stock options, and (3) take all other actions permitted under the Plan. The Committee may delegate to one or more officers of the Company the authority to make grants and awards to any non-executive officer of the Company under such of the Company's incentive-compensation or other equity-based plans as the Committee deems appropriate in accordance with the terms of such plans;
  Reviewing and making recommendations to the Board with respect to amendments to the Plans and changes in the number of shares reserved for issuance under each Plan;
  Reviewing and making recommendations to the Board regarding other plans that are proposed for adoption or adopted by the Company for the provision of compensation to employees of, director of and consultants to the Company;
  Reviewing and authorizing the repurchase of shares from terminated employees pursuant to applicable law and agreements governing such repurchase;

  Other Representations and Authority

  Reviewing the Committee's own charter, structure, processes and membership requirements and recommending any proposed changes to the Board for approval; and
  Performing such other tasks as may be authorized by the Board.

INVESTIGATIONS, STUDIES AND OUTSIDE ADVISORS

The Committee may conduct or authorize investigations into or studies of matters within the Committee's scope of responsibility with full access to all books, records, facilities and personnel of the Company.

As appropriate, the Committee may obtain advice and assistance from outside legal, accounting or other advisors at the Company's expense.

MEETINGS

The Committee will determine its own schedule and will meet at least one (1) time each year.

MINUTES

The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

REPORTS

The Committee shall prepare or review all reports required to be included in the Company's annual proxy statement, pursuant to and in accordance with applicable rules and regulations of the Securities and Exchange Commission.

The Committee also shall report to the full Board on any issue that the Committee believes should be brought to the attention of the full Board. Such reports may be made orally or in writing.

COMPENSATION

Members of the Committee shall receive such fees, if any, for their service as Committee members as may be determined by the Board. Such fees may include retainers or per meeting fees and shall be paid in such form of consideration as is determined by the Board.

DELEGATION OF AUTHORITY

The Committee may form and delegate authority to subcommittees when appropriate.

APPENDIX E

NOMINATING AND GOVERNANCE CHARTER OF THE BOARD OF DIRECTORS
OF COMMERCE ONE, INC.
(as amended and restated on March 18, 2004)

PURPOSE

The purpose of the Nominating and Governance Committee (the "Committee") of the Board of Directors (the "Board") of Commerce One, Inc. (the "Company") is to oversee the nomination of directors for service on the Board and its committees and to address general corporate governance and other related matters.

The Committee has the authority to undertake the specific duties and responsibilities listed below and will have the authority to undertake such other specific duties as the Board from time to time prescribes.

NOMINATION/APPOINTMENT POLICY

The Committee is being established to serve the interests of the Company and its stockholders to obtain highly-qualified and experienced candidates to serve as members of the Board. The Committee should seek candidates for nomination and appointment with personal integrity, judgment, expertise, diversity of experience and excellent decision-making ability. In addition, the Committee should recognize the benefit of a Board that reflects the diversity of the Company's stockholders, employees, customers and the community in which it operates, and will accordingly actively seek qualified candidates for nomination and election to the Board in order to reflect such diversity.

MEMBERSHIP

The members of the Committee, will be appointed by, and will serve at the discretion of, the Board and will consist of at least two (2) members of the Board. Each member of the Committee will be an independent director, as required by and defined in, the rules of the Nasdaq National Market.

The Board shall designate one member of the Committee as the Committee's Chairperson.

RESPONSIBILITIES AND AUTHORITY

The responsibilities and authority of the Committee shall include:

Board and Committee Nomination and Evaluation
  Reviewing and establishing criteria and procedures, as appropriate, for the process of reviewing any candidate recommended by stockholders and for identifying and evaluating candidates for director;
  Identifying, considering and selecting, or recommending for the selection of the Board, candidates to fill new positions or vacancies on the Board;
  Evaluating the performance of individual members of the Board eligible for re-election, and selecting, or recommending for the selection of the Board, the director nominees for election by the stockholders at the annual meeting of stockholders;
  Evaluating and making recommendations to the Board concerning the appointment of directors to Board committees and the selection of Board committee chairs;
  Evaluating and recommending termination of membership of individual directors for cause or for other appropriate reasons;
  Evaluating the performance of the Board, each committee of the Board, and of individual directors;
  Evaluating the current composition, organization and governance of the Board and its committees, determining future requirements and making recommendations to the Board for approval;

  Other Responsibilities and Authority

  Overseeing and implementing, as necessary, director continuing education programs, including compliance with any applicable director continuing education requirements;
  As necessary, conducting a review on succession planning, reporting its findings and recommendations to the Board, and working with the Board in evaluating potential successors to executive management positions as required;
  Reviewing the Committee's own charter, structure, processes and membership requirements from time to time and recommending any proposed changes to the Board for approval;
  Reviewing the Company's Corporate Code of Conduct, adopting amendments to the Corporate Code of Conduct from time to time as appropriate, and reviewing requests from directors or executive officers for waivers of the Corporate Code of Conduct and granting, if appropriate, such waivers; and
  Performing such other tasks as may be authorized by the Board.

INVESTIGATIONS, STUDIES AND OUTSIDE ADVISORS

The Committee may conduct or authorize investigations into or studies of matters within the Committee's scope of responsibility with full access to all books, records, facilities and personnel of the Company.

As appropriate, the Committee may obtain advice and assistance from outside legal, accounting or other advisors at the Company's expense.

MEETINGS

The Committee will establish its own schedule and will meet at least one (1) time each year.

MINUTES

The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

REPORTS

The Committee will provide reports to the Board regarding the Committee's nominations for election to the Board and its committees and regarding such other matters as the Committee may deem appropriate.

COMPENSATION

Members of the Committee shall receive such fees, if any, for their service as Committee members as may be determined by the Board. Such fees may include retainers or per meeting fees and shall be paid in such form of consideration as is determined by the Board.

DELEGATION OF AUTHORITY

The Committee may form and delegate authority to subcommittees when appropriate.

COMMERCE ONE, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

THURSDAY, AUGUST 19, 2004

The undersigned hereby appoints Mark B. Hoffman and Beth A. Frensilli, and each of them, as proxies and attorneys-in-fact, each with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Commerce One, Inc. (the "Company") to be held at the World Trade Club, One Ferry Plaza, San Francisco, California 94111 on August 19, 2004 at 9:00 a.m., local time, including any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting of stockholders or any postponement or adjournment thereof.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTORS LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. WHETHER OR NOT DIRECTION IS MADE, THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

The undersigned hereby revokes all proxies previously given by the undersigned to vote at the Annual Meeting of Stockholders or any adjournment or postponement thereof.

IMPORTANT - THIS PROXY CARD MUST BE SIGNED AND DATED ON THE REVERSE SIDE
PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.
SEE REVERSE SIDE	SEE REVERSE SIDE

COMMERCE ONE, INC.

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of Commerce One for the upcoming
Annual Meeting of Stockholders.

PLEASE REVIEW THE 2004 PROXY STATEMENT AND ACCOMPANYING MATERIALS
AND VOTE TODAY IN ONE OF THREE WAYS:

  Vote by Internet - Access www.eproxyvote.com/cmrc, and follow the instructions set forth on this website.

  OR

  Vote by Telephone - Call toll-free in the U.S. or Canada to EquiServe at 1-877-779-8683. If outside the U.S. or Canada, call 201-536-8073. Please follow the instructions.

  Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card. Proxies submitted by Internet or telephone must be received by midnight E.D.T. on August 18, 2004.

  OR

  Vote by Mail - If you do not wish to vote over the Internet or telephone, please complete, sign, date and return the proxy card in the enclosed, postage-paid envelope provided.

TO VOTE BY MAIL PLEASE FOLD AND DETACH HERE

Please mark your vote as indicated in this example ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL THE NOMINEES FOR DIRECTOR LISTED BELOW
AND A VOTE FOR PROPOSALS 2, 3 AND 4.

PROPOSAL 1: To elect directors to serve a term of three years and hold office until their respective successors have been elected and qualified or until their earlier resignation or removal.

NOMINEES: (01) John Balen (02) Kenneth C. Gardner

☐ FOR all nominees

☐ WITHHELD FROM ALL NOMINEES

☐ _________________________________

For all nominees except as noted above

PROPOSAL 2: To approve the grant of discretionary authority to the Board of Directors to amend Commerce One's Restated Certificate of Incorporation to effect a reverse stock split of Commerce One's issued common stock at any time prior to December 31, 2004, at any one of the following ratios (the exact ratio to be determined by the Board of Directors): one-for-five; one-for-six; one-for-seven; one-for-eight; one-for-nine; or one-for-ten.

☐ FOR

☐ AGAINST

☐ ABSTAIN

PROPOSAL 3: To amend Commerce One's 1997 Incentive Stock Option Plan to increase the number of shares available for issuance by 1,000,000 and to remove the limit on the number of options that may be granted to any single employee, director or consultant.

☐ FOR

☐ AGAINST

☐ ABSTAIN

PROPOSAL 4: To ratify the selection of BDO Seidman, LLP as Commerce One's independent public auditors for the fiscal year ending December 31, 2004.

☐ FOR

☐ AGAINST

☐ ABSTAIN

Mark Here For Address Change and Note at Left:☐	Mark Here If You Plan To Attend The Meeting :☐

Sign exactly as your name(s) appears on your certificate. If shares of capital stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the Proxy. If shares of stock are held of record by a corporation, this Proxy should be executed by the President or Vice President and by the Secretary or Assistant Secretary. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased stockholder should give their full title. Please date the Proxy.

Signature:_________________________________ Date:______________________
Signature:_________________________________ Date:______________________